                                                                    EXHIBIT 10.7

                            FOURTH AMENDMENT TO LEASE

        This FOURTH AMENDMENT TO LEASE ("Amendment") is made and entered into as of December __, 1997 by and between MAGELLAN IRVINE OAKS LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), and BROADCOM CORPORATION, a California corporation ("Tenant").


                                R E C I T A L S :


        A. Laguna Canyon, Inc., predecessor-in-interest to Landlord, and Tenant entered into that certain Standard Form Office Lease (the "Office Lease") dated April 30, 1995, concerning certain space (the "Existing Premises") consisting of the building located at 16251 Laguna Canyon Road, Irvine, California (the "Building"), and forming a part of Irvine Oaks Executive Park (the "Project"). The Office Lease, as the same has been amended by that certain First Amendment to Lease ("First Amendment") dated as of July 1, 1996, that certain Second Amendment to Lease dated September 6, 1996 ("Second Amendment"), and that certain Third Amendment to Lease dated April 1, 1997 ("Third Amendment") are herein referred to collectively as the "Lease."

        B. The parties desire to add certain additional suites to the premises and further amend the terms of Lease on the terms and conditions set forth in this Amendment. All terms not specifically defined herein shall have the meanings assigned to those terms in the Lease.


                               A G R E E M E N T :


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.     EXPANSION PREMISES; CONDITION OF THE PREMISES.

               1.1 Expansion Premises. As of the "Expansion Premises Commencement Date" (as that term is defined in Section 2, below) the "Premises," as that term is defined in the Office Lease, shall be expanded to include Suite 160, containing approximately 1,700 rentable square feet of space, in the building situated at 16253 Laguna Canyon Road, Irvine, California (the "Expansion Premises"), as more particularly set forth on Exhibit A attached hereto.

               1.2 Condition of the Premises. Landlord shall not be obligated to provide any improvement work or services related to the Expansion Premises and Tenant shall accept the Expansion Premises in their presently existing, "as is" condition. Tenant shall construct any improvements in the Expansion Premises in accordance with the terms of Article 8 of the Office Lease.

               2. TERM. Tenant's lease of the Expansion Premises shall commence upon Landlord's delivery of the Expansion Premises to Tenant (the "Expansion Commencement Date").

The term of Tenant's lease of the Expansion Premises shall be month-to-month. Upon the termination or earlier expiration of the lease of the Expansion Premises, Tenant shall surrender such premises to Landlord in accordance with the terms of Section 19.1 of the Lease.

        3. EXPANSION PREMISES BASE RENT. Commencing as of each Expansion Premises Commencement Date, Tenant shall pay to Landlord monthly Rent for the Expansion Premises (the "Expansion Premises Rent") in the following amounts.

                                   Monthly Rent per
        Monthly Rent             Rentable Square Foot
        ------------             --------------------
         $1,768.00                       $1.04


        4. OPERATING EXPENSES; TAXES; UTILITIES.

               4.1 Operating Expenses; Taxes. Commencing as of the Expansion Premises Commencement Date, and continuing throughout the term of Tenant's lease of the Expansion Premises, Tenant shall pay to Landlord, in the manner set forth in Article 7 of the Lease, Tenant's Share of Operating Expenses and Real Property Taxes for the Expansion Premises. The "Tenant's Share" for the Expansion Premises is 0.94%.

               4.2 Utilities; Building Direct Expenses. In addition to the costs to be paid by Tenant pursuant to Section 4.1, above (the "Project Costs"), commencing as of the Expansion Premises Commencement Date Tenant shall pay to Landlord, in the same manner as the Project Costs, "Tenant's Building Share" of Operating Costs, including utility charges, which are equitably allocated by Landlord to the Building, and not included in Operating Costs for the Project. "Tenant's Building Share" for the Expansion Premises is 9.94%.

               4.3 Adjustment of Tenant's Share. Tenant agrees that, in the event the rentable area of the Project shall hereafter change due to subsequent alterations and/or modifications to the Project, Tenant's Share (as set forth in Section 4.1, above) shall be appropriately adjusted.

        5. PARKING. During the term of Tenant's lease of the Expansion Premises, Tenant shall have the right to use up to four (4) additional unreserved parking spaces per 1,000 rentable square feet in the Project parking areas ("Parking Spaces"). All such use of the Project parking areas shall be in accordance with
Article 10 of the Lease. .

        6. BROKERS. Landlord and Tenant hereby warrant to each other that, other than CB Commercial Real Estate Group, Inc. ("Broker"), they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses

(including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent. The terms of this Section shall survive the expiration or earlier termination of the Term. Landlord shall pay Broker pursuant to a separate agreement.

        7. NO FURTHER MODIFICATION. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"                                       "TENANT"

MAGELLAN IRVINE OAKS LIMITED                     BROADCOM CORPORATION,
PARTNERSHIP,                                     a California corporation
an Arizona limited partnership
                                                 By:
                                                    ----------------------------
By:                                                   Its:
  -------------------------------                         ----------------------
     Its:
         ------------------------

                            THIRD AMENDMENT TO LEASE

        This THIRD AMENDMENT TO LEASE ("Amendment") is made and entered into as of April 1, 1997 by and between MAGELLAN IRVINE OAKS LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), and BROADCOM CORPORATION, a California corporation ("Tenant").


                                R E C I T A L S :


        A. Laguna Canyon, Inc., predecessor-in-interest to Landlord, and Tenant entered into that certain Standard Form Office Lease (the "Office Lease") dated April 30, 1995, concerning certain space (the "Existing Premises") consisting of the building located at 16251 Laguna Canyon Road, Irvine, California (the "Building"), and forming a part of Irvine Oaks Executive Park (the "Project"). The Office Lease, as the same has been amended by that certain First Amendment to Lease ("First Amendment") dated as of July 1, 1996, and that certain Second Amendment to Lease dated September 6, 1996 ("Second Amendment") are herein referred to collectively as the "Lease".

        B. The parties desire to extend Tenant's lease of certain premises and to add certain additional suites to the premises and further amend the terms of Lease on the terms and conditions set forth in this Amendment. All terms not specifically defined herein shall have the meanings assigned to those terms in the Lease.


                               A G R E E M E N T :


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.     EXPANSION PREMISES; CONDITION OF THE PREMISES.

               1.1 Expansion Premises. As of each "Expansion Premises Commencement Date" (as that term is defined in Section 2, below) the "Premises," as that term is defined in the Office Lease, shall be expanded to include each of the following Suites in the building situated at 16253 Laguna Canyon Road, Irvine, California (such Suites, collectively, the "Expansion Premises"), as more particularly set forth on Exhibit A attached hereto:

               (i) Suite 100, containing approximately 1,653 rentable square feet of space,

               (ii) Suite 110, containing approximately 1,361 rentable square feet of space,

               (iii) Suite 120, containing approximately 1,363 rentable square feet of space, and

               (iv) Suite 190, containing approximately 4,835 rentable square feet of space.

               1.2 Condition of the Premises. Landlord shall not be obligated to provide any improvement work or services related to the Expansion Premises and Tenant shall accept the Expansion Premises in their presently existing, "as is" condition. Notwithstanding the foregoing, as of the commencement of Tenant's lease of each of the Suites contained in the Expansion Premises, Landlord hereby agrees to grant to Tenant an improvement allowance (the "Tenant Improvement Allowance") for the construction of improvements in such Expansion Premises by Tenant, in the following amounts: (i) with respect to Suite 110 and 120, $4.00 per usable square foot contained in such Suites, and (ii) with respect to Suite 100 and 190, $2.50 per usable square foot contained in such Suites. Landlord shall disburse the Tenant Improvement Allowance to Tenant in accordance with Landlord's disbursement procedure, which procedure includes the requirement that Tenant deliver to Landlord, within thirty (30) days after completion of the applicable improvements, (a) invoices and full and final lien releases, as applicable, from any contractors or sub-contractors requesting payment, (b) a copy of applicable building permits and certificates of occupancy or its legal equivalent allowing occupancy of the applicable space, and (c) "as-built" drawings showing the improvements constructed (collectively, the "Disbursement Procedure"). In no event shall Landlord have any obligation to disburse any amounts in excess of the Tenant Improvement Allowance in connection with any improvements in the Expansion Premises, or to disburse any portion of the Tenant Improvement Allowance for any purpose other than the construction of improvements in the Expansion Premises. Tenant shall construct any improvements in the Expansion Premises in accordance with the terms of Article 8 of the Office Lease.

        2.     TERM; OPTION TERM.

               2.1 TERM. Tenant's lease of Suites 110 and 120 shall commence on April 7, 1997 (the "Initial Expansion Commencement Date"). Tenant's lease of Suite 100 shall commence on the date such suite is delivered to Tenant by Landlord, which date is anticipated to be August 1, 1997 (the "Suite 100 Commencement Date") (but Tenant agrees that Landlord shall have no liability for any failure to deliver possession of Suite 100 by such date, or any total failure to deliver possession of such Suite 100, provided that Landlord shall use reasonable efforts to remove the existing tenant of such space prior to the anticipated Suite 100 Commencement Date). Tenant's lease of Suite 190 shall commence on the date such suite is delivered to Tenant by Landlord, which date is anticipated to be June 1, 1997 (the "Suite 190 Commencement Date") (but Tenant agrees that Landlord shall have no liability for any failure to deliver possession of Suite 190 by such date, or any total failure to deliver possession of such Suite 190, provided that Landlord shall use reasonable efforts to remove the existing tenant of such space prior to the anticipated Suite 190 Commencement Date). The Initial Expansion Commencement Date, the Suite 100 Commencement Date, and the Suite 190 Commencement Date are herein sometime referred to, collectively or individually, as the "Expansion Premises Commencement Date." The term of Tenant's lease of all of the Expansion Premises (the "EXPANSION TERM") shall terminate on December 31, 1998. Upon the termination or earlier expiration of the lease of the Expansion Premises, Tenant shall surrender such premises to Landlord in accordance with the terms of
Section 19.1 of the Lease.

        2.2    OPTION TERM.

               2.2.1 OPTION RIGHT. Landlord hereby grants Tenant one (1) option to extend the expiration of the Expansion Term and the "16279 Term", as that term is defined in Section 6.1, below, from December 31, 1998, to July 31, 2000 (the "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under the Lease after expiration of any applicable cure period. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Expansion Term, Tenant is not in default under this Lease, after expiration of any applicable cure period, the Expansion Term, as it applies to the Expansion Premises, and the 16279 Term, as it applies to the "16279 Premises", as that term is defined in Section 6.1, below, shall be extended to expire on July 31, 2000. The rights contained in this Section 2.2 may only be exercised by Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant occupies at least ninety percent (90%), in the aggregate, of the Expansion Premises and 16279 Premises.

               2.2.2 OPTION RENT. The rent payable by Tenant during the Option Term with respect to the Expansion Premises and 16279 Premises (collectively, the "OPTION RENT") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Expansion Premises and 16279 Premises, for a term comparable to the Option Term, which comparable space is located in the Project, or, if there are not a sufficient number of current comparable transactions in the Project, then in comparable buildings in the vicinity of the Project, in either case taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Expansion Premises and 16279 Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant.

               2.2.3 EXERCISE OF OPTION. The option contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than ten (10) months nor less than eight (8) months prior to the expiration of the initial Expansion Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than seven (7) months prior to the expiration of the initial Expansion Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring six (6) months prior to the expiration of the initial Expansion Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord and upon, and concurrent with, such exercise Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below.

               2.2.4 DETERMINATION OF OPTION RENT. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the Option Rent, (the "OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7, below.

                      2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the Irvine area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent, is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Amendment. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                      2.2.4.2 The two arbitrators so appointed shall within ten
(10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                      2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

                      2.2.4.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                      2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within 15 days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                      2.2.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

                      2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

        3. EXPANSION PREMISES BASE RENT. Commencing as of each Expansion Premises Commencement Date, Tenant shall pay to Landlord monthly Rent for the Expansion Premises (the "Expansion Premises Rent") in the following amounts.

SUITE 100
---------
                                                                             Monthly Rent per
              Date                          Monthly Rent                   Rentable Square Foot
              ----                          ------------                   --------------------

     Suite 100 Commencement
   Date through December 31,                  $1,653.00                           $1.00
              1997

    January 1, 1998 through
       December 31, 1998                      $1,719.12                           $1.04

SUITES 110 AND 120
------------------
                                                                             Monthly Rent per
              Date                          Monthly Rent                   Rentable Square Foot
              ----                          ------------                   --------------------
       Initial Expansion
   Commencement Date through                  $2,724.00                           $1.00
       December 31, 1997
    January 1, 1998 through
       December 31, 1998                      $2,832.96                           $1.04

SUITE 190
---------
                                                                             Monthly Rent per
              Date                          Monthly Rent                   Rentable Square Foot
              ----                          ------------                   --------------------
     Suite 190 Commencement
   Date through December 31,                  $4,835.00                           $1.00
              1997
    January 1, 1998 through
       December 31, 1998                      $5,028.40                           $1.04



        4.     OPERATING EXPENSES; TAXES; UTILITIES.

               4.1 Operating Expenses; Taxes. Commencing as of the Expansion Premises Commencement Date, and continuing throughout the term of Tenant's lease of each suite in the Expansion Premises, Tenant shall pay to Landlord, in the manner set forth in Article 7 of the Lease, Tenant's Share of Operating Expenses and Real Property Taxes for each suite of the Expansion Premises.

                      4.1.1 The "Tenant's Share" for Suite 100 is 1.22%.

                      4.1.2 The "Tenant's Share" for Suite 110 is 1.01%.

                      4.1.3 The "Tenant's Share" for Suite 120 is 1.01%.

                      4.1.4 The "Tenant's Share" for Suite 190 is 3.58%.

               4.2 Utilities; Building Direct Expenses. In addition to the costs to be paid by Tenant pursuant to Section 4.1, above (the "Project Costs"), commencing as of the Expansion Premises Commencement Date Tenant shall pay to Landlord, in the same manner as the Project Costs, "Tenant's Building Share" of Operating Costs, including utility charges, which are equitably allocated by Landlord to the Building, and not included in Operating Costs for the Project.

                      4.2.1 "Tenant's Building Share" for Suite 100 is 9.67%.

                      4.2.2 "Tenant's Building Share" for Suite 110 is 7.96%.

                      4.2.3 "Tenant's Building Share" for Suite 120 is 7.97%.

                      4.2.4 "Tenant's Building Share" for Suite 190 is 28.27%.

               4.3 Adjustment of Tenant's Share. Tenant agrees that, in the event the rentable area of the Project shall hereafter change due to subsequent alterations and/or modifications to the Project, Tenant's Share (as set forth in Section 4.1, above) shall be appropriately adjusted.

        5. PARKING. During the term of Tenant's lease of suite 100, Tenant shall have the right to use up to six (6) additional unreserved parking spaces in the Project parking areas ("Parking Spaces"). During the term of Tenant's lease of suite 110, Tenant shall have the right to use up to five (5) additional Parking Spaces. During the term of Tenant's lease of Suite 120, Tenant shall have the right to use up to five (5) additional Parking Spaces. During the term of Tenant's lease of Suite 190, Tenant shall have the right to use up to nineteen
(19) additional Parking Spaces. All such use of the Project parking areas shall be subject to the terms of Article 10 of the Lease.

        6.     16279 PREMISES.

               6.1 Extension of Term. Tenant's lease of approximately 17,100 rentable square feet of space making up the entire building located at 16279 Laguna Canyon Road (the "16279 Premises"), is hereby extended to, and shall expire on, December 31, 1998 (the "16279 Term").

               6.2 Condition of Premises. Tenant acknowledges that it has been occupying the 16279 Premises pursuant to the terms of the Lease, and that Tenant shall accept the Expansion Premises in their presently existing, "as is" condition. Notwithstanding the foregoing, as of August 1, 1997, Landlord hereby agrees to grant to Tenant an improvement allowance (the "16279 Improvement Allowance") for the construction of improvements in the 16279 Premises by Tenant, in the amount of $42,750.00. Landlord shall disburse the 16279 Improvement Allowance to Tenant in accordance with the Disbursement Procedure. In no event shall Landlord have any obligation to disburse any amounts in excess of the 16279 Improvement Allowance in connection with any improvements in the 16279 Premises.

               6.3 Expansion Premises Base Rent. Commencing as of August 1, 1997, Monthly Rent for the 16279 Premises shall be as follows:

              Date                         Monthly Rent             Monthly Rent per Square Foot
              ----                         ------------             ----------------------------
     August 1, 1997 through                 $17,100.00                          $1.00
       December 31, 1997

    January 1, 1998, through                $17,784.00                          $1.04
       December 31, 1998


               6.4 Operating Expenses; Taxes; Utilities. Continuing throughout the term of Tenant's lease of the 16279 Premises, Tenant shall pay to Landlord, in the manner set forth in Article 7 of the Lease, Tenant's Share of Operating Expenses and Real Property Taxes for the 16279 Premises, together with all other costs relating to the 16279 Premises required to be paid by Tenant pursuant to the terms of such Article 7.

        7. BROKERS. Landlord and Tenant hereby warrant to each other that, other than Madison Integrated Tenant Services ("Broker"), they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent. The terms of this Section shall survive the expiration or earlier termination of the Term.

        8. PAYMENT OF BROKER. Landlord agrees that it shall pay to Broker a commission with respect to Tenant's lease of the Expansion Premises and the 16279 Premises. With respect to the Expansion Premises, the amount of such commission shall be equal to five percent (5%) of the total amount of Base Rent payable with respect to the Expansion Premises during the initial Expansion Term. With respect to the 16279 Premises, the amount of such commission shall be equal to five percent (5%) of the total amount of Base Rent payable with respect to the Expansion Premises during the period commencing August 1, 1997, and continuing throughout the initial 16279 Term. The first one-half (1/2) of all such commission amounts, and the second one-half (1/2) of the commission amounts owed with respect to Suite 110, Suite 120 and the 16729 Premises, shall be paid by Landlord within thirty (30) days after the full execution and delivery of this Amendment. The second one-half (1/2) of the commission owed with respect to Suite 100 and Suite 190 shall be paid by Landlord within thirty (30) days after the occupancy by Tenant of each of Suite 100 and Suite 190. Landlord agrees that if any portion of the commission owed Broker is not paid within ninety (90) days after the date the same is due, Tenant shall have the right, upon ten (10) business days additional notice to Landlord, to pay the amounts due to Broker, and to offset such amounts from the Base Rent otherwise due hereunder, in which event Landlord shall have no further obligation to pay such amounts to Broker.

        9. NO FURTHER MODIFICATION. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"                               "TENANT"

MAGELLAN IRVINE OAKS LIMITED             BROADCOM CORPORATION,
PARTNERSHIP,                             a California corporation
an Arizona limited partnership
                                         By:
                                            ------------------------------------
By:                                           Its:
  --------------------------------                ------------------------------
     Its:
         -------------------------

                            SECOND AMENDMENT TO LEASE



        This SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into as of September 6, 1996, by and between MAGELLAN IRVINE OAKS LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), and BROADCOM CORPORATION, a California corporation ("Tenant").


                                R E C I T A L S :


        A. Laguna Canyon, Inc., predecessor-in-interest to Landlord, and Tenant entered into that certain Standard Form Office Lease (the "Office Lease") dated April 30, 1995, concerning certain space (the "Existing Premises") consisting of the building located at 16251 Laguna Canyon Road, Irvine, California (the "Building"), and forming a part of Irvine Oaks Business Park (the "Project"). The Office Lease, as the same has been amended by that certain First Amendment to Lease ("First Amendment") dated as of July 1, 1996, is herein referred to collectively as the "Lease".

        B. The parties desire to expand the Existing Premises and amend the terms of Lease on the terms and conditions set forth in this Amendment. All terms not specifically defined herein shall have the meanings assigned to those terms in the Lease.


                               A G R E E M E N T :


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.     THE EXPANSION PREMISES; CONDITION OF THE PREMISES.

               1.1 Expansion Premises. As of November 1, 1996 (the "Expansion Premises Commencement Date"), the "Premises," as that term is defined in the Office Lease, shall be expanded to include approximately 17,100 rentable square feet of space making up the entire building located at 16279 Laguna Canyon Road (the "Expansion Premises"), as set forth in Exhibit A attached hereto.

               1.2 Condition of the Premises. Landlord shall not be obligated to provide or pay for any improvement work or services related to the Expansion Premises and Tenant shall accept the Expansion Premises in their presently existing, "as is" condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Premises or with respect to the suitability of the Expansion Premises for the conduct of Tenant's business. Tenant's possession of the Expansion Premises shall conclusively establish that the Expansion Premises are at such time in good and sanitary order, condition and repair.

        2. TERM. Tenant's lease of the Expansion Premises shall commence on November 1, 1996 (the "Expansion Premises Commencement Date"), and shall expire on July 31 1997 (the "Expansion Termination Date"). Tenant agrees that Tenant shall vacate and surrender the Expansion Premises to Landlord in accordance with the terms of Section 19.1 of the Lease, on or before the Expansion Termination Date.

        3. EXPANSION PREMISES BASE RENT. Commencing as of the Expansion Premises Commencement Date, Tenant shall pay to Landlord Monthly Rent for the Expansion Premises (the "Expansion Premises Rent"), in advance of the first day of each month during the term of Tenant's lease of the Expansion Premises and in the manner set forth in Article 4 of the Lease, in the following amounts.

              Date                         Monthly Rent             Monthly Rent per Square Foot
              ----                         ------------             ----------------------------
    November 1, 1996 through                $16,245.00                          $0.95
       December 31, 1996

    January 1, 1997, through                $17,100.00                          $1.00
         July 31, 1997



        4. OPERATING EXPENSES; TAXES; UTILITIES. Commencing as of the Expansion Premises Commencement Date, and continuing throughout the term of Tenant's lease of the Expansion Premises, Tenant shall pay to Landlord, in the manner set forth in Article 7 of the Lease, Tenant's Share of Operating Expenses and Real Property Taxes for the Expansion Premises, together with all other costs relating to the Expansion Premises required to be paid by Tenant pursuant to the terms of such Article 7.

        5. PARKING. During the term of Tenant's lease of the Expansion Premises, Tenant shall have the right to use up to sixty-eight (68) unreserved parking spaces in the Project parking areas. Such use of the Project parking areas shall be subject to the terms of Article 10 of the Lease.

        6. BROKERS. Landlord and Tenant hereby warrant to each other that, other than Matlow-Kennedy Commercial Real Estate Services and CB/Madison Integrated Tenant Services, they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or agent. The terms of this Section shall survive the expiration or earlier termination of the Term.

        7. TERMINATION OF FIRST AMENDMENT. Tenant acknowledges that Tenant's leases of each of the Suite 130 Premises and Suite 150 Premises set forth in the First Amendment have terminated, and that the First Amendment is of no further force or effect.

        8. NO FURTHER MODIFICATION. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"                               "TENANT"

MAGELLAN IRVINE OAKS LIMITED             BROADCOM CORPORATION,
PARTNERSHIP,                             a California corporation
an Arizona limited partnership

                                         By:
                                            ------------------------------------
By:                                           Its:
  --------------------------------                ------------------------------
     Its:
         -------------------------

                           STANDARD FORM OFFICE LEASE
                                  (TRIPLE NET)


        THIS STANDARD FORM OFFICE LEASE dated April 30, 1995, (this "Lease") is entered into by and between LAGUNA CANYON, INC., a California corporation ("Landlord") and BROADCOM CORPORATION, a California corporation ("Tenant").


                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

        Each reference in this Lease to this Article 1 or any section hereof shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease:

1.1     ADDRESS OF LANDLORD:    Laguna Canyon, Inc.
                                16261 Laguna Canyon Road, Suite 100
                                Irvine, CA  92718

1.2     PREMISES ADDRESS:       16251 Laguna Canyon Road
                                Irvine, CA  92718

1.3     ADDRESS OF TENANT:      PRIOR TO COMMENCEMENT
                                10920 WILSHIRE BLVD
                                LOS ANGELES, CA 90024

1.4     TENANT'S TRADE NAME:    Broadcom Corporation, a California corporation

1.5     TENANT'S CONTACT:    SCOTT DAVIS        Telephone:  (310) 445-4490

1.6     TENANT'S PERMITTED USE: General office uses and laboratory and light manufacturing in connection therewith, provided that such laboratory and light manufacturing uses do not (in the aggregate) occupy more than 25% of the total rentable square footage of the Premises

1.7     PREMISES SQUARE FOOTAGE:  Projected to be 17,000 rentable square feet

1.8     ANTICIPATED COMMENCEMENT DATE:  June 30, 1995

1.9     TERM:  Five (5) years, one (1) month and seven (7) days

1.10 MONTHLY RENT: Projected to be Fifteen Thousand Three Hundred Dollars ($15,300) based upon a rental rate of $.90 per rentable square foot of Premises per month. The actual amount of Monthly Rent is subject to: (i) adjustment when the actual premises square footage is determined pursuant to the provisions of Section 3.9, and (ii) increase to reflect that portion, if any, of the Tenant Improvement Allowance in excess of $25 per rentable square foot used to design and construct the Tenant Improvements, with such increase to be based upon the full amortization of such excess Tenant Improvement Allowance over a five (5) year period at an annual interest rate of ten percent (10%).

1.11 OTHER PERIODIC PAYMENTS: Operating Expenses, Real Property Taxes, Utilities (see Article 7), Maintenance and Repair (see Article 9), Insurance (see Article 11)

1.12    SECURITY DEPOSIT: Sixteen Thousand Eight Hundred Thirty Dollars
        ($16,830)

1.13    BROKER:  Langdon Rieder Corporation

1.14    GUARANTOR(S):  NONE

1.15    VEHICLE PARKING SPACES: Projected to be 68
                                spaces, based upon a ratio of four (4)
                                parking spaces per every 1,000 rentable
                                square feet of Premises, including 10
                                "reserved" spaces.

1.16    INSURANCE REQUIREMENTS: $2,000,000 Tenant's Commercial General Liability
                            $1,000,000 Contractor's Builder's Risk
                            $1,000,000 Contractor's Commercial General Liability

1.17    ADDITIONAL INSUREDS: None


EXHIBITS:      A      Description of Premises
               B      Project Site Plan
               C      Work Letter
               D      Commencement Date Memorandum
               E      Description of Restrictions
               F      Rules and Regulations
               G      Guaranty
               H      Estoppel Certificate
               I & IA Sign Criteria

RIDERS:        Option To Extend Term Rider
               Expansion Rights Rider

                                    ARTICLE 2

                                   DEFINITIONS


        2.1 DEFINITIONS. The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this
Lease:

        "ADDITIONAL INSUREDS", if any, are designated in Section 1.18

        "ADDITIONAL RENT" means any and all sums (whether or not specifically called "Additional Rent" in this Lease) including those items listed in Section 1.11, for which Tenant is or becomes obligated to pay to Landlord under this Lease, provided that Additional Rent shall not include Monthly Rent.

        "ALTERATIONS" means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Building or the Premises after the Commencement Date, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations.

        "ANTICIPATED COMMENCEMENT DATE" is defined in Section 1.9 and Section
3.2.

        "APPLICABLE LAWS" means the laws, rules, regulations, ordinances, restrictions and practices described in Section 5.2.

        "APPLICABLE RATE" means the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by applicable law.

        "BANKRUPTCY CODE" is defined in Section 14.1.

        "BROKER" means the person or entity identified in Section 1.13.

        "BUILDING" means that certain building within which the Premises are located.

        "CASUALTY" is defined in Section 12.1.

        "CC&RS" means any declaration of covenants, conditions and restrictions encumbering the Project and described on Exhibit E, as the same may be amended from time to time.

        "CITY" means the city in which the Premises are located.

        "COMMENCEMENT DATE" means the commencement date of the Term, described in Section 3.2.

        "COMMON AREA" means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants. The Common Area includes, but it not limited to, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities. Tenant's use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in
Article 10.

        "COUNTY" means the county in which the Premises are located.

        "DESIGNATED PARKING AREA" is defined in Section 10.7.

        "EVENT OF DEFAULT" means the Tenant defaults described in Section 15.1.

        "GUARANTOR(S)" means the person(s) or entity(ies) identified in Section 1.14, if any.

        "HAZARDOUS MATERIALS" are defined in Section 6.1.

        "HVAC" means the heating, ventilating and air conditioning system serving the Building.

        "IMPOUND FUNDS" is defined in Section 11.8.

        "INDEX" means the Consumer Price Index for All Urban Consumers using the Los Angeles-Anaheim-Riverside Average (base Period 1982-4-100), as published by the U.S. Department of Labor, Bureau of Labor Statistics or alternative thereto as hereinafter provided. If the present base of said index figure should hereafter be changed, then the new base shall be converted to the base now used. In the event more than one such index is published, the index showing the greater proportionate increase shall be used. Should publication of the above index be discontinued, or published less frequently, or varied in the method of calculation, or altered in some other manner, then Landlord shall adopt, as its sole discretion, a substitute index or substitute procedure which reasonably reflects and monitors consumer prices. In any event, the base used by any new index shall be reconciled to the 1982-4-100 base index.

        "LANDLORD'S AGENTS" means Landlord's authorized agents, representatives, consultants, contractors, partners, subsidiaries, affiliates, directors, officers and employees, including without limitation the Additional Insured named in Section 1.17.

        "LANDLORD'S ARCHITECT" means Datum Architects or such other architect or architectural firm as may be from time to time designated by landlord to perform the function of the landlord's Architect set forth in this Lease.

        "LEASE" means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

        "MORTGAGEE" means any mortgagee of a mortgage, beneficiary of a deed of trust or lender having a lien on or covering the Premises or any part thereof.

        "NOTICE" means of each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to any other party, which shall be in writing and given in accordance with the provisions of Section 21.7.

        "OPERATING EXPENSES" is defined in Section 7.4.

        "PLANS" means the final working drawings for the construction of the Tenant Improvements to be prepared and approved as set forth in the Work Letter.

        "PREMISES" means the premises shown in Exhibit A, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in Exhibit A. The Premises are located within and constitute a portion of the Building at the address set forth in Section 1.2.

        "PREMISES SQUARE FOOTAGE" means the entire area included within the premises as determined by Landlord in accordance with BOMA standards (ANSIo Z65.1-1980). The projected Premises Quare Footage as of the execution of this Lease is set forth in Section 1.7.

        "PROJECT" means that certain real property, and all improvements thereon, including the Building and other buildings, if any, located within the boundaries of such property, shown on the Project Site Plan.

        "PROJECT MANAGER" is defined in Section 18.1.

        "PROJECT SITE PLAN" means Exhibit B.

        "PUNCH LIST" is defined in Section 3.6 and in the definition of "substantially completed."

        "REA" means any . Reciprocal Easement Agreement encumbering the Project and described in Exhibit E, as the same may be amended from time to time.

        "REIT" is defined in Article 18.

        "REAL PROPERTY TAXES" is defined in Section 7.5.

        "RENT" means Monthly Rent and Additional Rent, collectively.

        "RENT COMMENCEMENT DATE" shall mean that date which is thirty seven (37) days following the Commencement Date.

        "RESTRICTIONS" means, collectively, and CC&Rs, REA and other covenants, conditions or restrictions affecting the Premises or any portion thereof, and described in Exhibit E, as the same may be amended from time to time.

        "RULES AND REGULATIONS" means the rules and regulations described in Exhibit F and any modifications thereto promulgated by Landlord's Agents from time to time, provided such modifications do not unreasonably interfere with Tenant's use and enjoyment of the Premises.

        "SECURITY DEPOSIT" means the amount set forth in Section 1.12, which shall be paid to Landlord Tenant pursuant to Section 4.6.

        "STANDBY LETTER OF CREDIT" is defined in Section 4.7.

        "STATEMENTS" is defined in Section 21.9.

        "SUBSTANTIAL COMPLETION" and "SUBSTANTIALLY COMPLETED" means the Tenant Improvements, or repair of the premises following a Casualty, having been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use and enjoyment of the Premises (such minor details being referred to as "Punch List" items).

        "SUBSTITUTE SPACE" is defined in Article 20.

        "TENANT DELAY" means: (i) any and all delays in the construction of the Tenant Improvements due to the fault of Tenant, including without limitation "Tenant Delays" as defined and specified in Section 8 of the Work Letter, but excluding any Unavoidable Delays; and (ii) Tenant's failure to deliver to Landlord prior to the Anticipated Commencement Date, executed copies of policies of insurance or certificates thereof as required under Section 11.7.

        "TENANT IMPROVEMENTS" means those certain initial improvements, if any, to be constructed on the Premises as provided in Section 3.6 and in the Work Letter.

        "TENANT IMPROVEMENT ALLOWANCE" is the amount, if any, specified in the Work Letter.

        "TENANT IMPROVEMENT COSTS" are defined in the Work Letter.

        "TENANT'S PERSONAL PROPERTY" means Tenant's removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

        "TENANT'S SHARE" is defined in Section 7.3.

        "TERM" means the term of this Lease, as provided in Section 3.2.

        "TRADE NAME" is set forth in Section 1.4.

        "UNAVOIDABLE DELAY" means any delays which are beyond Landlord's reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure government approval or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord.

        "WORK LETTER" means the work letter between Landlord and Tenant regarding the construction of the Tenant Improvements, if any, in the form of Exhibit C.

        2.2 OTHER DEFINITIONS. Terms defined elsewhere in this Lease or the exhibits, riders, schedules and attachments, unless the context clearly requires otherwise, shall have the meanings as there given.


                                    ARTICLE 3

                                PREMISES AND TERM


        3.1 LEASE OF PREMISES. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

        3.2 TERM AND COMMENCEMENT. Unless sooner terminated as provided herein, the term of this Lease (the "Term") shall be for that period of years, months and days set forth in Section 1.9, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence (the "Commencement Date") upon the earlier to occur of: (i) Tenant's occupancy of the Premises; or (ii) the later of (a) Tenant's receipt of a copy of the Certificate of Occupancy for the Premises, or (b) Landlord's delivery of the Premises to Tenant with Tenant improvements substantially completed. When the Actual commencement Date has occurred, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit D. Landlord and Tenant anticipate that the Term will commence on the "Anticipated Commencement Date" set forth in Section 1.8, but the Anticipated Commencement Date shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 3.2.

        3.3 EARLY ENTRY. Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant's sole risk and expense, during ordinary business hours prior to the Commencement Date, for the sole purpose of installing Tenant's trade fixtures and equipment in the Premises; provided, however, that:
(i) the provisions of this Lease, other than with respect to the payment of Monthly Rent, Operating Expenses and Real Property Taxes, shall apply during such early entry, including, but not limited to, the provisions of Article 11 relating to Tenant's indemnification of Landlord; (ii) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Section 8.4 and Article 11; (iii) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant's early entry and use of the Premises as reasonably determined by Landlord; (iv) Tenant shall not unreasonably interfere, delay or hinder Landlord, its agents, contractors or subcontractors in the construction of the Tenant improvements in accordance with the provisions of this Lease; and (v) Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business in or from the Premises during the period of such early entry. Upon Tenant's breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant. Early entry by Tenant in accordance with this
Section 3.3 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

        3.4 DELAY IN POSSESSION. If for any reason, Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially completed on or before the Anticipated Commencement Date, Tenant shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in
Section 3.3 and Section 3.5 until the Commencement Date has occurred. If the Commencement Date has not occurred within one hundred eighty (180) days following the date of this Lease (increased by any period of Tenant Delay), Tenant at its option, by written notice to Landlord within one hundred ninety
(190) days following the date of this Lease (increased by any periods of Tenant Delay), may terminate this Lease, in which event the parties shall be discharged from all further obligations accruing under this Lease. If the Commencement Date has not occurred within one hundred eighty (180) days following the Anticipated Commencement Date (plus periods attributable to delays by Landlord or Unavoidable Delay), Landlord may, at its option, by written notice to Tenant at any time prior to the Commencement Date, terminate this Lease, in which event the parties shall be discharged from all further obligations accruing hereunder. If for any reason delivery of possession of the Premises to Tenant is delayed, Landlord shall not be subject to any liability therefore, such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder and Tenant's remedies for such delay shall be limited to those set forth in this
Section 3.4. Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as any of the Tenant Delays as set forth under clause (ii) of the definition of Tenant Delays are outstanding.

        3.5 TENANT DELAYS. The Commencement Date shall not be delayed or postponed due to Tenant Delays, and the Term, Tenant's obligations to pay Rent and all of Tenant's other obligations under this Lease shall commence upon the date which would have been the Commencement Date but for Tenant Delays, which date shall be determined by Landlord.

        3.6 CONDITION OF PREMISES. Landlord's sole construction obligations, if any, regarding Tenant Improvements for the Premises are set forth in the Work Letter. The taking of possession or use of the Premises by Tenant for any purpose other than as provided in Section 3.3 shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair and that the Tenant Improvements have been constructed in accordance with the plans; provided, however, within thirty (30) days after the date on which Landlord delivers the Premises to Tenant, Tenant shall have the right to prepare and submit to Landlord a list of defective and incomplete items of work performed by Landlord in the Premises (the "Punch List"). Landlord shall, in a reasonably prompt manner, repair and/or complete the legitimate items included on the Punch List within thirty (30) days of Landlord's receipt of the Punch List from Tenant; provided, however, if an item on the Punch List is of such a nature that it cannot reasonably be remediated within such 30-day period, Landlord shall not be deemed to be in breach of its obligations under this Section 3.6 provided that Landlord commences to remediate such Punch

List item within the initial 30-day period and thereafter diligently prosecutes such remedial measures to completion. Nothing in this Section 3.6 shall limit or expand Landlord's maintenance and repair obligations set forth in Article 9.

        3.7 NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, including, but not limited, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's Agents has agreed to undertake any Alterations, additions or to construct any Tenant Improvements to the Premises except as expressly provided in this Lease. Furthermore, Tenant does not rely on, nor does Landlord represent, that any specific tenant, number of tenants or type of tenant shall occupy any space in the Project during the Term.


        3.8    FIXTURES AND FURNISHINGS.  Intentionally omitted.

        3.9 AREA CONFIRMATION. Prior to Landlord's delivery of the Premises to Tenant, Landlord shall determine the actual premises Square Footage and notify Tenant of same. The projected Premises Square Footage set forth in Section 1.7, the projected Monthly Rent set forth in Section 1.10, the projected Vehicle Parking Spaces set forth in Section 1.15, and the Tenant Improvement Allowance set forth in the Work Letter shall all be adjusted to reflect the actual Premises Square Footage as determined by Landlord.


                                    ARTICLE 4

                              RENT AND ADJUSTMENTS


        4.1 MONTHLY RENT. From and after the Rent Commencement Date, Tenant shall pay to Landlord, for each calendar month of the Term, the Monthly Rent set forth in Section 1.10. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, except as otherwise provided without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's address set forth in Section 1.1 or at such other place as Landlord may from time to time designate. Tenant's payment of Monthly Rent for the first
(1st) full calendar month of the Term shall be delivered to landlord concurrently with Tenant's execution of this Lease. Monthly Rent for any partial calendar month which occurs at the beginning of the Term (calculated on a per diem basis) shall be delivered to Landlord concurrent with payment of the Monthly Rent for the second full calendar month of the Term.

        4.2    PERIODIC ADJUSTMENTS.  Intentionally omitted.

        4.3 ADDITIONAL RENT. From and after the Rent Commencement Date, all Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord's address set forth in Section 1.1 or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within ten (10) days of receipt of Landlord's invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.

        4.4 PRORATIONS. If the Rent Commencement Date is not the first (1st) day of a month, or if the expiration or termination of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional calendar month during which the Term commences, expires or terminates.

        4.5 LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or notes secured by any encumbrance covering the Premises and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the applicable due date, Tenant shall pay to Landlord a one time additional sum equal to three percent (3%) of the amount overdue as a late charge for each such overdue payment; provided, however, that during any 12-month period, Landlord shall provide Tenant with a ten (10)-day grace period to cure late payment for the first two (2) delinquent payments and the late charge set forth in this Section 4.5 shall not apply until Tenant's third (3rd) delinquency within such 12-month period. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant and that such late charge is in addition to any interest which may accrue on such late payment pursuant to the terms of Section 15.5. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord at law, in equity or pursuant to this Lease for any other Event of Default (as defined in Section 15.1) under this Lease. Notwithstanding the foregoing, should any two (2) payments of Rent by personal check within any 12-month period be rejected for insufficient funds, Landlord shall have the right, upon notice to Tenant, to require that all future payments by Tenant under this Lease be made by cashier's check acceptable to Landlord.

        4.6 SECURITY DEPOSIT. Tenant has deposited with Landlord the sum set forth in Section 1.12 as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If at any time during the Term of this Lease the amount of Monthly Rent is increased, Tenant shall deposit with Landlord an additional sum which is equal to the percentage increase in Monthly Rent for that adjustment multiplied by the then current required amount of the Security Deposit. Such supplemental deposit(s) shall become due and payable on the date which the first payment of any such increased Monthly Rent becomes due and payable and such deposit shall be added to the then existing Security Deposit. The Security Deposit shall not be assigned, transferred or encumbered by Tenant and any attempt to do so by Tenant shall not be binding upon Landlord. Landlord may apply all or any part of the Security Deposit to the payment of any Rent not paid when due, the repair of damage to the Premises or Building or the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default, to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount then required pursuant to the terms of this Section 4.6. Landlord shall not be required to keep the Security Deposit separate from its general funds, Tenant shall not be entitled to interest on the Security Deposit, and no trust relationship is created with respect to the Security Deposit. In the event Landlord sells, ground leases or assigns the Project or a portion of the Project containing the Premises, then Landlord may assign the Security Deposit to such purchaser, ground lessor, successor or assignee without further liability to the Tenant. The unused portion of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any termination of this Lease not resulting from an Event of Default, provided that Tenant has vacated the Premises in the manner required by this Lease and provided further that Landlord may retain the Security Deposit until such time as any amounts of Additional Rent due from Tenant have been determined and paid in full. Tenant hereby waives the provisions of Section 1950.7(c) of the California Civil Code and any present or future laws otherwise governing the return of the Security Deposit to Tenant.

        4.7 STANDBY LETTER OF CREDIT. Within fifteen (15) days after the Commencement Date, Landlord shall deliver a notice to Tenant specifying the anticipated amount, if any, of the Tenant Improvement Allowance in excess of $25 per rentable square foot used by Landlord related to the design and construction of the Tenant Improvements. Within thirty (30) days of Tenant's receipt of such notice, in addition to the Security Deposit, Tenant shall deposit with Landlord a "Standby Letter of Credit" in the amount of such excess Tenant Improvement Allowance. The Standby Letter of Credit shall: (i) be issued by a commercial bank, (ii) have an expiration date no earlier than the thirty-first (31st) month of the Lease Term, (iii) provide for payment of all or any part of such amount to Landlord upon the issuer's receipt of a sight draft from Landlord along with Landlord's certification that such specified amount is owing to Landlord with no other conditions, and (iv) otherwise in a form and content reasonably satisfactory to Landlord. Provided that no Event of Default by Tenant under this Lease has previously occurred or is then currently existing, Tenant's obligation to maintain the Standby Letter of Credit shall cease as of the first day of the thirty first (31 st) full calendar month of the Lease Term. In the event that an Event of Default by Tenant occurs prior to such date, then Tenant shall promptly provide to Landlord, prior to the expiration of the original Standby Letter of Credit a replacement Standby Letter of Credit satisfying the requirements set forth above, except that such replacement Standby Letter of Credit shall have an expiration date no earlier than the expiration date for the initial Lease Term. In the event that Tenant, after using diligent efforts, is unable to obtain a Standby Letter of Credit with the required term, Tenant shall be permitted to submit a Standby Letter of Credit with a lesser term, provided that such Standby Letter of Credit shall contain an "evergreen" renewal clause which allows the Standby Letter of Credit to be drawn in full unless a replacement Standby Letter of Credit, meeting the above requirements, is provided to Landlord at least twenty (20) days prior to the expiration of the existing Standby Letter of Credit. Any Standby Letter of Credit having a term expiring prior to the date through which Tenant is to provide a Standby Letter of Credit shall contain such an "evergreen" clause. The Standby Letter of Credit is never required to be in an amount greater than the unamortized amount of the excess Tenant Improvement Allowance from time to time (based upon a 60-month amortization schedule at 10% interest per annum). In the event that an Event of Default occurs while a Standby Letter of Credit is in effect, Landlord shall have the right to draw funds against such Standby Letter of Credit and use such funds in the same manner as allowed for the expenditure of funds from the Security Deposit.

                                    ARTICLE 5

                                       USE


        5.1 TENANT'S USE. Tenant shall use the Premises solely for the purposes set forth in Section 1.6 under the Trade Name set forth in Section 1.4 and shall not use the Premises for any other purpose. Tenant's use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article 5. Tenant, at Tenant's sole cost and expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. At Landlord's request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord. Tenant shall not install, maintain, use or allow in or upon the Premises any pinball machines, coin operated music machines, or any other coin operated music machines, or any other coin operated amusement device of any kind or character without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Tenant shall violate the restriction set forth in the previous sentence, Landlord may, in addition to any other rights and remedies, enter the Premises and remove any such machines and devices at the expense of Tenant, and Landlord shall no be deemed guilty of any forcible entry, detainer, trespass or conversion.

        5.2 COMPLIANCE WITH APPLICABLE LAWS. Landlord represents that at the time of its initial construction that the Building complied with all Applicable Laws then in effect. Furthermore, Landlord represents that, as of Landlord's delivery of the Premises to Tenant, the Tenant Improvements comply with Applicable Laws then in effect. Throughout the Term, Tenant, at Tenant's sole cost and expense, shall comply with, and shall not use the Premises, Building, Common Area or any other portion of the Project, or suffer or permit anything to be done in or about the same, which will in any way conflict with: (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Project (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises; (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 6.1), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Project or any portion thereof;
(iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or any portion thereof; (iv) any covenants, conditions, easements or restrictions, including but not limited to the Restrictions, now or hereafter affecting or encumbering the Project or any portion thereof, regardless of when they become effective; (v) the Rules and Regulations; and
(vi) good business practices (collectively (i) through (vi) above are referred to as "Applicable Laws"). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any Applicable Laws shall be a conclusive determination of that fact between Landlord and Tenant even though Landlord is not a party to any such action or proceeding. Tenant's obligation to comply with Applicable Laws pursuant to this Section 5.2 shall include the duty to promptly, and at Tenant's sole cost and expense: (a) perform any necessary repairs, improvements or alterations of whatever nature (excluding structural or extraordinary repairs, improvements or alterations) to the Building which are necessitated by Tenant's specific use of the Premises; and (b) perform any necessary repairs, improvements or alterations of whatever nature (excluding structural or extraordinary repairs, improvements or alterations, unless such structural or extraordinary work is necessitated by Tenant's specific use of the Premises) to the Premises necessitated by Tenant's use of the Premises. Tenant shall not commit any, waste of the Premises, Building or Project or any public or private nuisance or any other act or thing which might or would disturb the quite enjoyment of any other tenant of landlord or any occupant of nearby property. Tenant shall not install, operate or maintain in, on or about the Premises any electrical appliances, fixtures or equipment which would, in Landlord's reasonable opinion, overload any potion of the electrical system for the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls, or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be dumped or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building except in designated enclosed trash areas. Tenant, at Tenant's expense, shall cause the Premises to be inspected and treated for termites, rodents and other pests and vermin as often as Landlord considers reasonably necessary, but in no event less frequently than semi-annually, and Tenant, at Tenant's sole cost, shall participate in any general extermination program that may be established by Landlord for all or some of the tenants in the Project. Tenant shall not conduct or permit any auctions, sheriff's sales or other like activities at the Project or any portion thereof.

        5.3 RESTRICTIONS. Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist and that it will execute and deliver to Landlord within fifteen (15) days of Landlord's request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant's use thereof, or. Tenant's use of any other area of the Project permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions. To the extent any such periodic or special dues or assessments are charged against multiple premises or multiple tenants, Landlord shall equitably allocate such amounts among the affected premises or tenants, and Tenant shall be responsible for payment of any such amount allocated to it or the Premises by Landlord. Tenant shall hold Landlord, Landlord's Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord's Agents from and against any loss, expense, damage, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions. Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises or any portion thereof, provided that such subordination does not unreasonably interfere with Tenant's use and enjoyment of the Premises.

        5.4 LANDLORD'S RIGHT OF ENTRY. Landlord and Landlord's Agents shall have the right to enter the Premises at all reasonable times upon 48-hours' written notice to Tenant, except for emergencies in which case no notice shall be required, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or perform maintenance, replacement and repairs, to perform Tenant's obligations as permitted herein when Tenant has failed to do so and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall endeavor to cause the least possible interference with Tenant's business. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord and Landlord's Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Notwithstanding anything contained in this Lease to the contrary, in the event a release of Hazardous Material occurs on or affects the Premises, Landlord or Landlord's Agents shall have the right to enter the Premises at any time, without prior notice, to inspect, monitor, take emergency or long-term remedial action, discharge Tenant's obligations under the Lease at the expense of Tenant if Tenant has failed to do so, or take any other action as Landlord deems necessary to restore the Premises to its original condition.

        5.5 ADDITIONAL RIGHTS OF LANDLORD. Landlord further reserves to itself and shall at any and all times have the right:

        (a) To change the street address of the Premises and/or the name or street address of the Project;

        (b) To install and maintain signs in the Project at such locations as Landlord shall deem advisable, other that within the Premises;

        (c) To, without waiving any default by Tenant, decorate, remodel, alter or otherwise repair the Premises for reoccupancy during the last six (6) months of the Term if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises;

        (d) To grant to anyone the exclusive right to conduct any business or render any service in the Project, provided such exclusive right shall not operate to exclude Tenant from the use of the Premises for the purposes expressly permitted by this Lease; and

        (e) To effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project.

        5.6 ROOF AND EXTERIOR WAILS. Landlord reserves the exclusive right to the roof areas and exterior walls of the Building and the Project. The foregoing to the contrary notwithstanding, Tenant shall have the right to place unobtrusive electronic and/or telecommunication antennae and other devices on the roof, provided that:
(i) Landlord shall approve rights over the location, aesthetics and placement of any such devices; (ii) Tenant shall be solely responsible for the installation, maintenance and removal of all such items; (iii) Tenant shall be fully liable for any property damage or injury resulting from Tenant's use of the roof or the installation, maintenance or removal of equipment thereon; (iv) Tenant shall be solely responsible for complying with all Applicable Laws related to such devices; and (v) at the termination or expiration of this lease, Tenant shall remove all such devices and repair any damage to the roof caused by the installation, and repair any maintenance or removal of such devices. Other than as provided herein, Tenant shall not use the roof areas or exterior wails of the Building or Project for any purposes. In the event that Tenant desires to go upon any roof areas of the Project for maintenance purposes, Tenant shall obtain the prior written consent of Landlord (except in the event of an emergency), which consent may be withheld in Landlord's sole and absolute discretion.

        5.7 TRENCHING. In the event that during the Lease Term Tenant acquires additional space in other buildings in the Project, Tenant shall have the right, subject to Landlord's consent as to size, location, and installation methods, to install and maintain telecommunication conduits between the various buildings occupied by Tenant, whether under this Lease or under a combination of leases. Tenant shall: (i) be solely responsible for all costs associated with the installation, maintenance and repair of such conduits; (ii) promptly repair any damage caused to the Premises, Building, Common Area or Project as a result of the installation, maintenance or repair of such underground conduits; (iii) comply with all Applicable Laws related to such underground conduits; and (iv) indemnify, protect, defend and hold Landlord harmless, to the full extent set forth in Section 11.1, from any and all damages, loss, claims, liabilities, and expenses (including attorneys fees) related to or arising out of such underground conduits or the installation, maintenance and repair thereof. Tenant shall not be required to remove such underground conduits at the expiration or termination of the Lease Term, provided that Tenant shall leave such conduits in a safe and secure condition.

        5.8 QUIET ENJOYMENT. Landlord covenants that Tenant, upon performance of the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person or entity claiming the same by, through or under Landlord.


                                    ARTICLE 6

                               HAZARDOUS MATERIALS


        6.1 DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Lease, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States. Hazardous Materials include, without limitation, the following: (i) any pollutant, oil or hazardous substance, identified or listed pursuant to Sections 307, 311 or 502 of the Federal Water Pollution Control Act (33 U.S.C. Sections 1317, 1321 and 1362); (ii) any element, compound, mixture, solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response

Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9602); (iii) any substance or material having the characteristics identified under or listed pursuant to Section 3001 of the Comprehensive Recovery Act ("RCRA") (42 U.S.C.
Section 6921); (iv) any petroleum, crude oil, or any fraction of either which is not otherwise specifically listed or designated under items (i)-(iii); (v) any hazardous waste, extremely hazardous waste, hazardous substance or hazardous material, as defined or listed pursuant to Sections 25115, 25117, 25122.7, 25141, 25316 or 25501 of the California Health & Safety Code; and (vi) any waste or material, including asbestos and lead, which is listed or meets any identification or toxicity criterion in Article 9, Article 11 or Article 15 of Title 22 of the California Code of Regulations.

        6.2 USE OF HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, under, from or about the Premises (which for purposes of this Article 6 shall include, but is not limited to, subsurface soil and ground water) by Tenant, its agents, employees, contractors or invitees. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup worse performed on, under or about the Premises, the Building and the Project as required by this Lease or any Applicable Laws in connection with the removal, disposal, storage, transportation, neutralization or other treatment of such Hazardous Materials. The foregoing to the contrary notwithstanding, Tenant shall have the right, without providing notice to or obtaining the consent of Landlord, to use standard cleaning materials, solvents and office supplies typically used in Tenant's business, provided that Tenant compiles with all Applicable Laws related to such materials solvents, and supplies.

        6.3 INCIDENT REPORTING REQUIREMENTS. Tenant and Landlord shall each promptly notify the other of, and shall promptly provide the other with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant or Landlord: (i) all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Applicable Laws, including, but not limited to, reports and notices required by or given pursuant to any Applicable Laws; and
(ii) all complaints, pleadings and other legal documents filed against Tenant or Landlord related to Tenant's or Landlord's use, handling, storage or disposal of Hazardous Materials. In the event of the release of any Hazardous Materials on the Premises or to the environment by Tenant or Landlord, Tenant or Landlord shall promptly provide the other with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

        6.4 INSPECTION; COMPLIANCE. Landlord and Landlord's Agents shall have the right, but not the obligation, inspect, investigate, sample and/or monitor the Premises, at any time to determine whether Tenant is complying with the terms of this Article 6. If Tenant is not in compliance with any of the provisions of this Article 6, Landlord and Landlord's Agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, at law or in equity, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article 6 at Tenant's expense, notwithstanding any other provision of this Lease. Landlord and Landlord's Agents shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by

Landlord in connection therewith, including, but not limited to, all costs, expenses, and actual attorneys' fees. shall be due and payable by Tenant to Landlord as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

        6.5 TENANT INDEMNIFICATION. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and Landlord's Agents, and any successors to all or any portion of Landlord's interest in the Premises, the Building and the Project and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including, but not limited to: (i) damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises, the Building and the Project; or (ii) damages arising from any adverse impact on marketing of space in the Premises, the Building and the Project; or (iii) diminution in the value of the Premises, the Building or the Project), judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project by Tenant, its agents, employees, contractors, licensees or invitees, and specifically including the cost of any required or necessary repair; restoration, cleanup (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises, the Building and the Project and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.

        6.6 LANDLORD INDEMNIFICATION. To the fullest extent permitted by law, Landlord hereby agrees to indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Tenant) Tenant and Tenant's Agents, and any successors to all or any portion of Tenant's interest in the Premises and their directors, officers, partners, employees, authorized agents, affiliates and representatives, from and against any and all liabilities, losses, damages (including, but not limited to: (i) damages for the loss or restriction on use of rentable or usable space or any, amenity of the Premises; (ii) diminution in the value of Tenant's leasehold interest in the Premises, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly, or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project by, Landlord, its agents, employees, contractors, licensees or invitees (excluding other tenants of the Project), and specifically, including the cost of any, required or necessary repair, restoration, cleanup (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.


                                    ARTICLE 7

                      OPERATING EXPENSES; TAXES; UTILITIES


        7.1 TENANT'S SHARE OF OPERATING EXPENSES. From and after the Rent Commencement Date," Tenant shall pay to Landlord Tenant's Share of Operating Expenses. Prior to the Rent Commencement Date and thereafter prior to the commencement of each calendar year during the Term, Landlord shall give Tenant a written estimate of Tenant's Share of Operating Expenses for the ensuing calendar year or partial calendar year, as the case may be. Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each month concurrent with its payment of Monthly Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Operating Expenses at the rates established for the prior calendar year, if any; provided, however, that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment of Operating Expenses. Within a reasonable period of time after the end of each calendar year (in no event less than one hundred twenty (120) days after the end of each calendar year unless sooner completed by Landlord) Landlord shall furnish Tenant a statement showing in reasonable detail Tenant's Share of the actual Operating Expenses incurred for the period in question. If Tenant's payments for that calendar year are less than Tenant's Share of the actual Operating Expenses as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty
(30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment. When the final determination is made of Tenant's Share of the actual Operating Expenses for the calendar year in which this Lease expires or terminates, Tenant shall, even if this Lease has expired or terminated, pay to Landlord upon notice the excess of Tenant's Share of such actual Operating Expenses over the estimate of Tenant's Share of such Operating Expenses paid. Conversely, any, overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Tenant's Share of Operating Expenses for the current calendar year is or will become inadequate to meet Tenant's share of all such Operating Expenses for any reason, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant's Share of such Operating Expenses and Tenant shall pay any increase as reflected by such supplemental estimate, provided that no more than one such adjustment shall occur during any calendar year. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant's Share of Operating Expenses and shall preserve for the Term of the Lease all material documents evidencing said Operating Expenses for that calendar year. Tenant, at its sole cost and expense, shall have the right, during reasonable business hours and not more frequently than once during any calendar year, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for any previous calendar year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto.

        7.2 TENANT'S SHARE OF REAL PROPERTY TAXES. From and after the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Share of Real Property Taxes. Prior to the Rent Commencement Date and thereafter prior to the commencement of each calendar year during the Term, Landlord shall give Tenant a written estimate of Tenant's Share of Real Property Taxes for the ensuing calendar year or partial calendar year, as the case may be. Tenant shall pay as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each month concurrent with its payment of Monthly Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Real Property Taxes at the rates established for the prior calendar year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment of Real Property Taxes. Within a reasonable period of time after the end of each calendar year Landlord shall furnish Tenant a statement showing in reasonable detail Tenant's Share of Real Property Taxes. If Tenant's payments for the applicable calendar year are less than Tenant's Share of the actual Real Property Taxes as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment of Real Property Taxes. When the final determination is made of Tenant's Share of the actual Real Property Taxes for the calendar year in which this Lease expires or terminates, Tenant shall, even if this Lease has expired or terminated, pay to Landlord upon notice the excess of Tenant's Share of such actual Real Property Taxes over the estimate of Tenant's Share of such Real Property Taxes paid by Tenant. Conversely, any overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Tenant's Share of Real Property Taxes for the current calendar year is or will become inadequate to meet Tenant's Share of all such Real Property Taxes, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant's Share of such Real Property Taxes and Tenant shall pay any increase as reflected by such supplemental estimate, provided that no more than one such adjustment shall occur during any calendar year. Landlord shall keep or cause to be kept separate and complete books of accounting covering the Real Property Taxes and showing the method of calculating Tenant's Share of Real Property Taxes and shall preserve for the Term of this Lease all material documents evidencing said Real Property Taxes for that calendar year. Tenant, at its sole cost and expense, shall have the right, during reasonable business hours and not more frequently than once during any calendar year, to examine and/or audit the books and documents mentioned above evidencing such Real Property Taxes for any previous calendar year. Any delay or failure by Landlord to deliver any estimate or statement pursuant to this Section 7.2 shall not constitute a waiver of its right to require Tenant to pay Tenant's Share of the Real Property Taxes.

        7.3 DEFINITION OF TENANT'S SHARE. The term "Tenant's Share" means that portion of Operating Expenses or Real Property Taxes determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the total rentable square footage of the Project leased and held by lease by tenants, as of the date on which the computation is made, provided that in no event shall the denominator of such equation be deemed to be less than ninety-five percent (95%) of the total rentable floor area of the Project.

        7.4(a) DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" means all costs and expenses incurred by Landlord or Landlord's Agents in connection with the operation of the Project, including, but not limited to, the following: repair, replacement and maintenance of the roof, (but only to the extent that repairs, maintenance or replacements are due to the acts, negligence or willful misconduct of Tenant or its employees, agents, representatives and contractors), periodic painting of the buildings in the Project, periodic cleaning of the exterior windows of the buildings in the Project, landscaping services, outside pest control, normal maintenance, repair and replacement of the HVAC through maintenance contracts or otherwise (but not including repair, replacement or maintenance of any specialized HVAC exclusively serving the Premises, unless Landlord elects to maintain the same pursuant to Section 9.1), sweeping, maintenance services, repairs to and replacement of asphalt paving [amortized with interest at the rate of ten percent (10%) over the lesser of useful life, ten (10) years or the period of time employed by Landlord for federal income tax purposes], bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Project pursuant to the Restrictions, water, electrical and other utility services supplied to tenants, removal of trash, rubbish and other refuse from the Project, cleaning of and replacement of signs of the Project, including relamping, replacements and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage and other forms of first party insurance which Landlord may or is required to maintain in connection with the Project (including the payment of any deductibles thereunder); personal property taxes; fees for required licenses and permits; costs incurred in connection with compliance of any laws or changes in laws applicable to the Project [amortized with interest at the rate of ten percent (10%) over the lesser of ten (10) years or the period of time employed by Landlord for federal income tax purposes], including, without limitation, any laws or changes in laws regarding Hazardous Materials; establishment of reasonable reserves for replacement and/or repair of Common Area improvements, equipment and supplies; employment of such personnel as Landlord may deem reasonably necessary, if any, to direct parking and police the Common Area and facilities; depreciation or rental costs of machinery and equipment used in connection with the maintenance and operation of the Common Area; service agreement on equipment used in connection with maintenance and operation of the Common Area; employment of personnel used in connection with any of the foregoing (but only to the extent that such personnel perform work related to the Project) at commercially reasonable compensation levels, including, but not limited to, payment or provision for unemployment insurance, workers' compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Landlord's monitoring of the Project with respect to Hazardous Materials; the cost of any tax, insurance or other consultant utilized in connection with the Project; any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Project; and any interest in connection therewith. Operating Expenses shall also include a management fee to cover Landlord's management, overhead and administrative expenses (not to exceed 3% of base rent for the Project); provided, however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Operating Expenses shall not include any management fee to Landlord (except for any costs and/or administrative and overhead expenses reasonably incurred by Landlord in monitoring and auditing the performance delegated to the professional property manager), but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Operating Expenses (not to exceed 3% of base rent for the Project). If Landlord elects to perform any maintenance, replacement or repair herein described in conjunction with properties other than the Project, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Project, as reasonably determined by Landlord, shall be added to and deemed a part of the Operating Expenses hereunder.

        7.4(b) EXCLUSIONS. The provisions of Section 7.4(a)to the contrary notwithstanding, the term Operating Expenses shall not include: (i) any net income, franchise, capital stock estate or inheritance taxes or taxes which are the personal obligation of Landlord; (ii) costs of janitors, maintenance personnel, and all other persons who perform duties connected with the operation and maintenance of the Premises to the extent Tenant retains and pays for such services itself; (iii) expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating; (iv) costs of any capital expenditures, including extraordinary repairs, replacement or improvements or capital tools or equipment all as determined in accordance with generally accepted accounting principles, except as specifically permitted above; (v) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, warrantor or otherwise); (vi) losses which would have been insured losses if Landlord had carried insurance required of Landlord under this Lease; (vii) legal expenses arising out of the initial construction of the Premises, or any tenant improvements or disputes with other tenants of the Project; (viii) interest or amortization payments on any mortgage or deed of trust encumbering the Premises or any portion thereof; (ix) commercially unreasonable wages, salaries or other compensation paid to any employees of Landlord; (x) the cost of any work or service performed for or facilities furnished to Tenant at Tenant's cost; (xi) the cost of correcting latent or patent defects in the construction of the Building, or the Premises or any part thereof, or any equipment incorporated therein; (xii) any cost or expense representing an amount paid to an entity affiliated in any way with Landlord which is in excess of the amount which would be paid in the absence of such relationship; (xiii) depreciation claimed by Landlord for tax purposes (except as specifically permitted above); (xiv) any costs related to the sale or financing of the Premises or any part thereof; (xv) costs relating to the disposition of Hazardous Materials from the Premises or Project or any part thereof, unless such Hazardous Materials were deposited upon the Premises by Tenant or Tenant's agents, employees, contractors or invitees; (xvi) Landlord's advertising or promotional costs or charitable contributions; (xvii) any costs or expenses incurred by Landlord in connection with any voluntary traffic mitigation actions; (xviii) costs of maintenance, repair or replacement of any item covered by warranty; or (xix) any fines, penalties or interest, or costs resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors. Increases in Operating Expenses by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in costs of trash collection because of Tenant's excessive generation of trash or increases in costs of Common Area maintenance because of Tenant's unpermitted storage of inventory or materials in the Common Area), in Landlord's reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant. In no event shall: (i) Tenant's Share of Operating Expenses for the first year of the Lease Term exceed twenty six cents ($.26) per rentable square foot of the Premises; and (ii) Tenant's Share of Operating Costs for any future year increase by more than five percent (5%) over the amount for the previous year of the Lease Term. In the event that Tenant occupies the entire rentable area within any building or building(s) in the
Project: (i) any item which otherwise would be properly chargeable to Tenant as a component of Operating Expenses which solely benefits the building or buildings occupied by Tenant shall be entirely allocated to Tenant's Share of Operating Expenses; and (ii) any item which otherwise would be properly chargeable to

Tenant as a component of Operating Expenses which solely benefits a building or buildings not occupied in whole or part by Tenant shall not be included as an element of Operating Expenses.

        7.5 DEFINITION OF REAL PROPERTY TAXES. The term "Real Property Taxes" means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), real property, transfer or other tax (other than Landlord's net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Project or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by an authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof: (i) is determined by the area of the Project or any part thereof or the Rent payable under this Lease by Tenant including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease; (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Project or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant; or (iii) is based upon any legal or equitable interest of Landlord in the Project or any part thereof. The foregoing provisions of this
Section 7.5 to the contrary notwithstanding, the term Real Property Taxes shall not include: (i) any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise; (ii) any increase caused by a sale or transfer of the Building or the Project; or (iii) any taxes or assessments to the extent that such are attributable to then undeveloped portions of the Project.

        7.6    APPORTIONMENT OF TAXES.  Intentionally deleted.

        7.7 PERMITTED CONTESTS. Tenant may contest the amount or validity of any Real Property Taxes by appropriate proceedings; provided that Tenant gives the Landlord prior written notice of any such contest and keeps Landlord advised as to all proceedings, and provided further that Tenant shall continue to reimburse Landlord for Landlord's payment of such Real Property Taxes unless such proceeding shall operate to prevent or stay such payment and the collection of the tax or assessment so contested. Landlord shall join in any proceedings if any Applicable Laws shall so require, provided that Tenant shall hold harmless, indemnify, protect and defend Landlord from and against any liability, claim, demand, cost or expense in connection therewith, including, but not limited to, actual attorneys' fees and costs reasonably incurred. In addition to the foregoing, Tenant shall have the right to request Landlord to contest annual Real Property Taxes for the Project, and if in Landlord's reasonable business judgment such contest would be prudent, Landlord shall contest such matters with the appropriate taxing authority.

        7.8 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency to the appropriate governmental authority any and all taxes, assessments, license fees and public charges levied, assessed or imposed at any time and which become payable during the Term of this Lease upon Tenant's Personal Property whether or not such assessment is made against Tenant or against Landlord, either separately or as a part of the assessment of the Project, and whether any such item was installed by Landlord or Tenant. Tenant shall indemnify, protect, defend and hold harmless Landlord from and against any liability, claim, demand, cost or expense (including, but not limited to, reasonable attorneys' fees and cost of suit) in connection with Tenant's responsibilities under this Section 7.8.

        7.9 UTILITIES AND SERVICES. Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, subject to the conditions and in accordance with the standards set forth in the Rules and Regulations, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, janitorial service, and elevator service (where appropriate) by non-attended automatic elevators. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs (including replacements), strikes, lockouts or other labor disturbances or labor disputes of any character, or for any other causes; provided, however, Landlord shall use reasonable efforts to promptly restore any disrupted utility service unless such disruption is a result of Tenant's nonpayment of utility charges. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the utility(ies) which is separately metered. Tenant shall cooperate with any present or future conservation practices established by Landlord. If there is any failure, stoppage or interruption thereof, Landlord shall use reasonable diligence to resume services promptly. Landlord shall at all times have free access to all mechanical installations of the Building, including but not limited to air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets. Tenant acknowledges that the Project, Building and/or Premises may become subject to the rationing of utility services, or restrictions on use of such utility services during the Term. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy under this Lease shall be subject to such rationing or restrictions as are now or which may be imposed upon Landlord, Tenant, the Project, the Building or the Premises, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions; provided, however, that in no event shall Landlord provide the Premises with electrical service of less than 110/208 volts 3 phase 4 wire and 800 amps. Tenant shall comply with any rationing or restrictions imposed by Landlord or any empowered authority which arise from any such rationing or restrictions, including, without limitation, any allocation by Landlord of rights among tenants of the Project to the use of utility services.


                                    ARTICLE 8

                                   ALTERATIONS


        8.1 RESTRICTIONS AND PROCEDURES. Tenant shall make no Alterations in or to the Premises without Landlord's prior written consent, pursuant to plans and specifications approved by Landlord and with work performed by contractors or mechanics approved by Landlord. Landlord's consent to such Alterations, plans, specifications, contractors and mechanics shall be in Landlord's sole discretion. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or Project or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. Before commencing any work, Tenant shall give Landlord at least fifteen (15) days' written notice of the proposed commencement of such work and, if the projected costs of such work exceeds fifty thousand dollars ($50,000), Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. All Alterations upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, bulletin boards, cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term, except that Landlord may, by written notice to Tenant, given at the time Landlord consents to such Alterations require Tenant to remove any or all Alterations installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord's option, shall pay to Landlord all of the Landlord's costs of such removal and repair.

        8.2 WORK STANDARDS. All work performed by or on behalf of Tenant in or about the Premises shall be done in a good and workmanlike manner and, once started, diligently prosecuted to completion to the end the improvements on the Premises shall at all times be a complete unit except during the period of work. Tenant covenants to only use contractors which are either: (i) one of the contractors set forth by the Landlord in a listing of "approved" contractors; or
(ii) if not set forth in such listing, a contractor approved in writing by Landlord prior to the commencement of Tenant's work. Tenant shall have all work on or about the Premises performed in a such a manner so as not to interfere with or obstruct the access of any other tenant of the Project. Tenant covenants and agrees that all work done by or on behalf of Tenant shall be performed in full compliance with all Applicable Laws. Any such work, whether such work was approved by Landlord or not, which violates any such Applicable Laws shall be corrected at Tenant's sole cost and expense, including any structural alterations which are required as a result of such violation. Tenant shall require its contractors (including all employees, agents, subcontractors and material suppliers of such contractors) to conduct their work and employ labor in such manner as to maintain harmonious labor relations at the Project and as not to interfere unreasonably with or delay any work of other contractors at the Project.

        8.3 TRADE FIXTURES. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon expiration or termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale, for such price as Landlord may obtain and apply the proceeds of such sale first toward satisfaction of any amounts due under this Lease from Tenant to Landlord and thereafter against any expense incurred by Landlord incident to the removal of sale of said effects.

        8.4 INSURANCE. Tenant, at Tenant's sole cost and expense, shall promptly repair any damage (including structural damage) to the Building or the Project caused by Tenant or Tenant's employees or contractors while engaged in Tenant's operations (including all employees, agents, subcontractors and material suppliers of such contractors) during performance of Alterations in or on the Premises. Tenant shall require its contractors to obtain a builder's risk policy of insurance in the amount set forth in Section 1.16 and a policy of commercial general liability (on an occurrence basis) in the amount set forth in Section 1.16, combined single limit. Such policies of insurance shall: (i) be issued by an insurance company licensed and authorized to do business in the state in which the Premises are located, which insurer shall be rated "A-10" or better in the Best's Key Rating Code; (ii) have Landlord and Mortgagees named as additional insureds; and (iii) not be cancelled without at least thirty (30) days prior written notice to Landlord. Such policies of commercial general liability shall also specifically include: (a) contractual liability (all written contracts); (b) premises-operations liability; (c) products completed operations; (d) independent contractors, broad-form property damage including completed operations; (e) name such contractor's employees as additional insureds; and (f) cross-liability endorsement. Tenant shall require its contractors and all of its contractors' subcontractors performing work on or for the benefit of the Premises to carry worker's compensation insurance in the amount and form as may be required by Applicable Laws and Employer's Liability Insurance of not less than One Million Dollars ($1,000,000) for injury or death per accident. If requested by Landlord, Tenant shall require its contractors and its contractors' subcontractors to provide Landlord with payment and performance bonds in a form and amount satisfactory to Landlord. Not less than five (5) days prior to the commencement of any work in or on the Premises by Tenant, Tenant shall provide Landlord with written notice setting forth: (x) a description and schedule for the work to be performed on or to the Premises; (y) copies of all licenses, permits or approvals required by Applicable Laws in connection with the work; and (z) a copy of each of the insurance policies required by this
Section 8.4.

        8.5 MECHANIC'S LIENS. Tenant shall not permit any mechanic's, materialman's or other liens to be filed against the Premises, Building or any portion of the Project nor against the Tenant's leasehold interest in the Premises. Tenant further covenants and agrees that any mechanic's lien filed against the Premises, Building or any portion of the Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within forty-five (45) days after the filing thereof, at the cost and expense of Tenant. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such liens. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the Applicable Rate from the date of such payment by Landlord.

        8.6 ALTERATIONS BY LANDLORD. Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs, or replacements in or to the Building as may be required by any Applicable Laws, as well as in or to the street entrances, hails, passages, and stairways thereof, to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Section 8.6 shall be deemed to relieve Tenant of any duty, obligation, or liability of Tenant with respect to making any repair, replacement of, improvement or, complying with any law, order or requirement of any government or other authority and nothing contained in this Section 8.6 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision, repair or maintenance of the Building or any part thereof other than as otherwise provided in this Lease. In the event that Landlord makes changes, alterations, additions, improvements, repairs or replacements pursuant to this Section 8.6, Landlord shall use reasonable efforts to minimize any disruption of Tenant's use and/or enjoyment of the Premises.


                                    ARTICLE 9

                             MAINTENANCE AND REPAIR


        9.1 LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS. Landlord shall, subject to receiving Tenant's Share of Operating Expenses except as set forth herein, and subject to Article 12 and Article 13, maintain in good condition, repair and replace (when necessary) the roof (excluding any skylights), exterior wails and foundation of the Building, provide normal maintenance services for the HVAC serving the Building (including, if Landlord in its sole discretion elects, repair, replacement or maintenance of any specialized HVAC exclusively serving the Premises) through maintenance contractors or otherwise, and paint the exterior of the Building and clean the exterior windows (as reasonably requested by Tenant from time to time) of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord's sole discretion. Landlord shall not be required to make any repairs to the roof or foundation unless and until Tenant has notified Landlord in writing of the need of such repair(unless Landlord is otherwise made aware of the need for such repair) and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Operating Expenses. Landlord's obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

        9.2 TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS. Tenant shall, subject to Landlord's maintenance, repair and replacement obligations set forth in
Section 9.1, at all times during the Term of this Lease, and at Tenant's sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant.

        9.3 WAIVER. Tenant hereby waives all rights provided for by the provisions of Section 1941 and Section 1942 of the California Civil Code and any present or future laws regarding

Tenant's right to make repairs or replacements at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

        9.4 LANDLORD'S SELF-HELP. If Tenant refuses or fails to repair, replace and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair, replacement or maintenance, Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant's business by reason of such repairs or maintenance. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with an interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

        9.5 TENANT'S SELF-HELP. If Landlord refuses or fails to repair, replace or maintain the Premises as required hereunder in a reasonably prompt manner, Tenant shall have the right to effect such repair, replacement or maintenance. Should Tenant subsequently obtain a judgment from a court of competent jurisdiction against Landlord for the costs of such repair, replacement or maintenance, Tenant shall thereafter have the right to offset the amount of such judgment against Tenant's next due installment(s) of Monthly Rent.


                                   ARTICLE 10

                             COMMON AREA AND PARKING


        10.1 GRANT OF NONEXCLUSIVE COMMON AREA LICENSE AND RIGHT. Landlord hereby grants to Tenant and its successors and assigns, a nonexclusive license and right for Tenant and its permitted subtenants, in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, to use the Common Area within the Project for vehicular parking, for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by the Restrictions, such nonexclusive license and right to be appurtenant to Tenant's leasehold estate created by this Lease. The nonexclusive license and rights granted pursuant to the provisions of this Article 10 shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

        10.2 USE OF COMMON AREA. Any other provision of this Lease to the contrary notwithstanding, Tenant and its successors, assigns, employees, agents, and invitees shall use the Common Area only for purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be undertaken with reason and judgment so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for the Landlord, its tenants, subtenants and all persons, firms and corporations conducting business within the Project, and their respective customers, guests, and licensees. In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area except as otherwise expressly permitted in this Lease and in the Restrictions, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

        10.3 CONTROL OF COMMON AREA. Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area are for the general use, in common, of the Landlord, Landlord's agents and Landlord's tenants and subtenants and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, employees and agents and shall at all times be subject to the exclusive control and management of the Landlord. Landlord shall have the right to: (i) construct, maintain, replace and operate lighting facilities within the Common Area; (ii) police the Common Area from time to time; (iii) change the area, level, location and arrangement of the parking areas and other improvements within the Common Area (excluding the Designated Parking Areas, if any); (iv) close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (v) close temporarily all or any portion of the Common Area and/or the improvements thereon; (vi) discourage noncustomer parking; (vii) designate other areas not currently part of the Common Area as Common Area (including expansion of the Common Area to property which is adjacent to the Project); (viii) select a person(s), firm(s) or corporation(s) (which may be an entity related to Landlord) to maintain and operate all or any part of he Common Area, if at any time Landlord determines that the best interests of the Project would be served by having such Common Area maintained and operated by that person(s), firm(s) or corporations(s); and (ix) do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable. Tenant acknowledges that Landlord makes no representation or warranty whatsoever concerning the safety of the Common Area or the adequacy of any security system which is or may be instituted for the Common Area.

        10.4 MAINTENANCE OF COMMON AREA. Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in such a manner as Landlord in its reasonable discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon. The cost of such maintenance of the Common Area shall be included as part of the Operating Expenses. No part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displays shall be permitted.

        10.5   REVOCATION OF LICENSE.  Intentionally omitted.

        10.6 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Premises. Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

        10.7 PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Section 1.15, which spaces shall, except for 10 "reserved" spaces, be unreserved and unassigned, on those portions of the Common Area designated by Landlord for tenant parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord as and item of Additional Rent. Landlord shall at all times provide the parking facilities required by Applicable Laws for the Premises. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any which would prohibit or impede the free flow of traffic with the Common Area. There shall be no overnight parking of any vehicles of any kind, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. If Tenant or its employees fail to park their vehicles in designated parking areas, then Landlord, in addition to any other rights or remedies Landlord might have, may charge Tenant Twenty Dollars ($20) per day for each day or partial day per vehicle parked in such nondesignated areas, which amount Tenant shall pay to Landlord as Additional Rent upon demand. Landlord shall designate Tenant's ten
(10) reserved parking spaces in front of the Premises and mark the pavement of those parking spaces with the words "BC RESERVED". Furthermore, in the event that Tenant has difficulty in fully utilizing the number of unreserved spaces allotted to Tenant due to a shortage of available spaces, then Tenant shall have the right to request in writing for Landlord to designate a portion of the Common Area as Tenant's parking area and Landlord shall designate and mark (either through signage or pavement markings) such an area (in a location reasonably proximate to the Premises) for the benefit of Tenant (the "Designated Parking Area"). If a Designated Parking Area is established, Landlord shall include on any future lease with any new tenant for space in the Project, a restriction on such new tenant's utilizing the Designated Parking Area. Tenant acknowledges that as related to the ten (10) reserved spaces and/or the Designated Parking Area: (i) such designations shall not be construed any more broadly and neither Tenant nor any other person on behalf of Tenant shall have the right to add any additional marking or signs relating to such spaces or to enforce parking within such spaces in any more restrictive manner; (ii) such designations and markings are being undertaken as an accommodation to Tenant only, Landlord shall have no obligation or responsibility for policing or enforcing Tenant's parking rights with regard to the ten (10) reserved spaces and/or the designated Parking Area, and Tenant hereby releases Landlord from same; (iii) any such restrictions related to the Designated Parking Area shall not apply to nor be enforceable against any existing tenant nor against any successor, sublessee or assignee of any existing tenant; and (iv) Landlord shall have the right to notify such existing tenants or their successors, sublessees or assignees that the restrictions related to the Designated Parking Area do not apply to such party.


                                   ARTICLE 11

                             INDEMNITY AND INSURANCE


        11.1 INDEMNIFICATION. To the fullest extent permitted by law, Tenant hereby agrees to defend (with attorneys reasonably acceptable to Landlord), indemnify, protect and hold harmless Landlord, Landlord's Agents and Additional Insureds and any successors to all or any portion of Landlord's interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damage, loss, claim, liability and expense including, but not limited to, actual attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises, the acts or omissions of the Tenant, its agents, employees, contractors, licensees or invitees (including but not limited to any Event of Default hereunder), except to the extent caused by the negligence or willful misconduct of Landlord and specifically excluding the negligent acts and willful misconduct of other tenants. To the fullest extent permitted by law, Landlord hereby agrees to defend (with attorneys reasonably acceptable to Landlord), indemnify, protect and hold harmless Tenant and any successors to all or any portion of Tenant's leasehold interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives and affiliates, from and against any and all damage, loss, claim, liability and expense including, but not limited to, actual attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons to the extent such items arise out of, are occasioned by, or are attributable to the acts or omissions of the Landlord, its agents, employees, contractors, licensees or invitees (excluding other tenants of Landlord), except to the extent caused by the negligence or willful misconduct of Tenant.

        11.2 PROPERTY INSURANCE. Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with commercially reasonable deductibles covering loss or damage to the Premises, the Tenant Improvements and objects owned by Landlord at least in the amount of 95% of insurable value, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" as such term is used in the insurance industry, including, at Landlord's option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord. A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance. All insurance required to be carried by Landlord may be carried under a blanket policy covering the Premises, Building, Project and other locations, provided that the coverage afforded Landlord by reason of the use of such blanket policy shall not be reduced or diminished from the requirements for such insurance set forth in this Section 11.2. The cost of such insurance policies shall be included in the definition of Operating Expenses, and shall be paid by Tenant in the manner set forth in Section 7.1. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord's election, to the Mortgagees. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Project if such increase is caused by Tenant's acts, omissions, use or occupancy of the Premises. Tenant shall obtain and keep in force during the Term, at its sole cost and expense: (i) an "all risk" property policy in the amount of the full replacement cost covering Tenant's Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear; and (ii) an "all risk" policy of business interruption and/or loss of income insurance covering a period of one (1) year, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rent and Additional Rent only.

        11.3 LIABILITY/MISCELLANEOUS INSURANCE. Tenant shall maintain in full force and effect at all times during the Term, at its sole cost and expense, for the protection of Tenant, Landlord, Landlord's Agents and the Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverages: (i) statutory workers' compensation; (ii) employer's liability with minimum limits of Five Hundred Thousand Dollars ($500,000); (iii) comprehensive general liability insurance (1973 Broad Form CGL policy, if available) including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire legal liability, broad form property damage, personal injury, completed operations, products liability, independent contractors, and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability, and owned, nonowned and hired vehicles, of not less than the amount set forth Section 1.16, combined single limit bodily injury and property damage (or current limit carried, whichever is greater), naming Landlord, the Mortgagees, and the Additional Insureds named in Section 1.17 as additional insureds; (iv) plate glass insurance, if applicable, provided Tenant shall be permitted to self-insure for plate glass damage; (v) insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Premises or the Building, in an amount equal to one hundred percent (100%) of the replacement value of Tenant's merchandise, improvements and trade fixtures; and (vi) such other insurance in such form and amounts as may be required by Landlord or the Mortgagees from time to time, including, but not limited to, Boiler and Machinery insurance for any specialized HVAC system exclusively serving the Premises.

        11.4 DEDUCTIBLES. Any policy of insurance specified to be carried by Tenant pursuant to this Lease which contains a deductible in excess of Five Thousand Dollars ($5,000) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment or any and all such deductibles.

        11.5   INCREASED COVERAGE.  Intentionally omitted.

        11.6 SUFFICIENCY OF COVERAGE. Neither Landlord nor any of Landlord's Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this

Lease are adequate to protect Tenant if Tenant believes that any such insurance coverage in insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease, and Tenant's liability under any provision of this Lease, including without limitation under any indemnity provision, shall not be limited to the amount of any insurance obtained.

        11.7 INSURANCE REQUIREMENTS. Any policy of Tenant's insurance: (i) shall be in a form satisfactory to Landlord and the Mortgagees; (ii) shall be issued by insurance companies licensed and authorized to do business in the state in which the Premises are located, which are rated "A-10" or better in Best's Key Rating Guide and which are determined by Landlord, in its sole discretion, as financially sound on a current basis; (iii) shall provide that such policies, shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord; (iv) shall be primary, and any insurance carried by Landlord or Landlord's Agents shall be noncontributing; and (v) shall include a cross-liability endorsement. Tenant's policy or policies, or duly certified copies of such policies shall be deposited with Landlord prior to the Commencement Date, and prior to renewal of such policies. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

        11.8   IMPOUND FUNDS.  Intentionally omitted.

        11.9 LANDLORD'S DISCLAIMER. Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless such loss or damage is caused by or due to the negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt written notice to Landlord in case of a Casualty, accident or repair needed to the Premises.

        11.10 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other, the other's agents and the Additional Insureds on account of loss and damage occasioned to such waiving party to the extent that such loss or damage, is insured or is required to be insured against under any insurance policies required by this Article 11 and Section 8.4. Tenant and Landlord shall, upon obtaining policies of insurance required in this Lease, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease. Each party shall use all reasonable efforts to cause each insurance policy required of it pursuant to this Lease to provide that the insurance company acknowledges acceptance of the mutual waiver (i.e., waiver of subrogation) of claims under this Section 11.10 and each party shall provide the other with written evidence of such waiver of subrogation. Notwithstanding the foregoing, it is agreed that


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

(i) in the event that any loss is due to the act, omission or negligence or willful misconduct of Tenant or any of its agents or employees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder; and (ii) in the event that any loss is due to the negligence or willful misconduct of Landlord or any of its agents or employees, Landlord's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.


                                   ARTICLE 12

                              DAMAGE OR DESTRUCTION


        12.1 LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed by fire or other casualty (a "Casualty"), Tenant shall promptly give notice of such Casualty to Landlord, and Landlord shall thereafter repair the Premises as set forth in Section 12.3 and Section 12.4 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate. During the Term of this Lease, Landlord shall carry insurance required by the first sentence of Section 11.2; in the event that Landlord fails to carry such insurance, for purposes of this Article 12, Landlord shall be deemed to have such coverage.

        12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease following a Casualty any of the following occurs: (1) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall be fully responsible); (ii) Landlord's Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty
(180) days after the date of such Casualty; (iii) the Premises are destroyed or substantially damaged (i.e., more than 25% of the replacement value of the Premises) during the last twenty-four (24) months of the Term; or (iv) a total destruction occurs. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant written notice of its election to terminate within thirty (30) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such notice.

        12.3 EFFECT OF TERMINATION. If this Lease is terminated following a Casualty pursuant to Section 12.2, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If neither party elects to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, promptly following the tenth (10th) day after the date of such Casualty, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon thereafter as is practicable. Tenant shall fully cooperate with Landlord in removing Tenant's Personal Property and any debris from the Premises to facilitate the making of such repairs.

        12.4 LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building and Tenant Improvements and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property, and any Alterations installed by Tenant existing at the time of such Casualty. If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds it receives which are allocable to the Tenant Improvements.

        12.5 ABATEMENT OF MONTHLY RENT. During any period when there is material adverse interference with Tenant's use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the percentage of the Premises damaged, but only to the extent such proportion of Monthly Rent exceeds any business interruption or loss of income insurance proceeds received by Landlord from Tenant's insurance described in Section 11.2. Such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant's Personal Property, Alterations or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

        12.6 RIGHT TO TERMINATE. Within a reasonably prompt period of time after damage to the Premises due to any Casualty, Landlord shall provide Tenant with Landlord's best estimate of the time-frame for completion of repairs. In the event that Landlord's projected schedule exceeds two hundred twenty five (225) days from the date of the Casualty, Tenant shall have the right to terminate this Lease by providing Landlord with written notice of such election within fifteen (15) days of Tenant's receipt of Landlord's estimated schedule. If Landlord estimated schedule is less than two hundred twenty five (225) days from the date of the Casualty, and Landlord does not substantially complete the repairs of such damage within two hundred twenty five (225) days after the date of the Casualty, Tenant may terminate this Lease by written notice to Landlord at any time after 225-day period and before Landlord substantially completes such repair work.

        12.7 LANDLORD'S DETERMINATION. The determination in good faith by Landlord or Landlord's Architect of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference with or suitability of the Premises for Tenant's use or occupancy shall be conclusive for purposes of this Article 12 and Article 13.


                                   ARTICLE 13

                                  CONDEMNATION

        13.1 TOTAL TAKING. If title to all of the Premises or so much of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy, as reasonably determined by Tenant, for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or such part of the Premises is so taken.

        13.2 PARTIAL TAKING. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part, as reasonably determined by Tenant, is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises immediately prior to such taking, as reasonably determined by Landlord or Landlord's Architect. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope for the work done by Landlord in originally constructing the Tenant Improvements for the Premises. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the percentage of the Premises actually taken. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

        13.3 NO APPORTIONMENT OF AWARD. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained in this Section 13.3 shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property for the interruption of Tenant's business, or its moving costs, or for the loss of the goodwill; provided, that any such separate award to Tenant does not diminish any award to which Landlord is entitled.

        13.4 TEMPORARY TAKING. No temporary taking of the Premises (which for purposes of this Section 13.4 shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.4.

        13.5 SALE UNDER THREAT OF CONDEMNATION. A sale made in good faith by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this
Article 13.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING


        14.1 PROHIBITION. Tenant shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. No assignment, encumbrance, subletting, or other transfer in violation of the terms of this Article 14, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall be valid or effective and, at the option of Landlord, shall constitute an Event of Default under this Lease. To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord's standards for consent as set forth below. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Project the unique attraction of Tenant's name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

        14.2 LANDLORD'S CONSENT. In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article 14 and the same shall apply to each successive assignment of this Lease or subletting of the Premises (or portion of the Premises), if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee(s)), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Article 14, such assignment or subletting shall not be effective until the assignee or sublessee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and


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

sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

        14.3 LANDLORD'S ACTIVITIES. Tenant shall notify Landlord in writing of Tenant's intent to assign the Lease or any right or interest hereunder, or to sublease the Premises or any part of the Premises, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant's request for consent, evidence of insurance complying with the requirements of Article 11, a completed environmental questionnaire (in a form provided by Landlord) from the proposed assignee or sublessee, and the fee described in Section 14.7. Landlord shall, with thirty (30) days of receipt of such written notice and all additional information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions:

               (a)    Consent to such proposed assignment or sublease;

               (b) Refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds; or

               (c) If Tenant proposes to assign this Lease or to sublease all or part of the Premises (except for the transfers permitted pursuant to Section 14.9), Landlord may, at its option exercised by thirty (30) days written notice to Tenant, elect to recapture such portion of the Premises as Tenant proposes to assign or sublease and as of the thirtieth (30th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture.

        If Landlord fails to elect any of the alternatives set forth in Section 14.3(a) through 14.3(c) within said thirty (30)-day period, Landlord shall be deemed to have refused its consent to such assignment or subletting by Tenant.

        Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

        14.4 STANDARD FOR CONSENT. Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exists or may exist:

               (a) Landlord determines that the proposed assignee's or sublessee's use of the Premises conflicts with Article 5 or Article 6, presents an unacceptable risk, as determined by Landlord, under Article 6 (and Landlord may require such assignee or sublessee to complete the environmental questionnaire in the manner described in Section 14.3 prior to making such determined), or conflicts with any other provision under this Lease;

               (b) Landlord determines that the proposed assignee or sublessee lacks sufficient financial strength to adequately assure Landlord of such parties' ability to fully perform its obligations to landlord or under the proposed sublease or assignment;

               (c) Landlord determines that the proposed assignee or sublessee lacks sufficient business experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

               (d) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement related to the Project, the Building, the Premises or this Lease, including, without limitation, covenants respecting radius, location, use and/or exclusivity;

               (e) Landlord determines that the proposed assignee or sublessee:
(i) has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contamination of a property if such contamination resulted from the proposed assignee's or sublessee's actions or use of the property in question; or (ii) is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials;

               (f) An Event of Default has occurred and is continuing at the time of Tenant's request for Landlord's consent, or as of the effective date of such assignment or subletting; or

               (g) The proposed assignee requires any change or changes to the provisions of this Lease.

        14.5   BONUS VALUE.  Intentionally deleted.

        14.6 CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate (cumulative during the Term) in excess of twenty-five percent (25%) of the total ownership interest in such entity shall be deemed an assignment within the meaning and provisions of this
Article 14.

        14.7 LANDLORD'S FEE AND EXPENSES. If Tenant requests Landlord's consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of Five

Hundred Dollars ($500) and all of Landlord's out-of-pocket expenses, including, but not limited to, actual attorneys' fees reasonably incurred related to such assignment of subletting by Tenant, whether or not the assignment or subletting is approved.

        14.8 TRANSFER OF THE PREMISES BY LANDLORD. Upon any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring Landlord's interest in the Premises.

        14.9 PERMITTED TRANSFERS. Anything to the contrary contained in this
Article 14 notwithstanding, the following transactions (or any situation resulting therefrom) shall not constitute an "assignment" or "subletting" for purposes of this Article 14, be subject to the foregoing provisions of this
Article 14, or be prohibited or require Landlord's consent:

        (i) Any sale or transfer of Voting Equity in connection with a public offering of Voting Equity or securities convertible into Voting Equity, and any subsequent sale, exchange, conversion or transfer of such Voting Equity or securities convertible into Voting Equity. For this purpose, "Voting Equity" includes the voting capital stock or other voting equity interests of Tenant and voting capital stock or other voting equity interests of a person or an entity which owns directly or indirectly fifty percent (50%) or more of Tenant's voting power.

        (ii) The transfer and/or assignment of this Lease, or the sublease of the Premises, to a person or an entity which after such transfer (a) owns directly or indirectly fifty percent (50%) or more of Tenant's capital stock or other equity interests, or voting power ("Tenant's Parent"); or (b) has fifty percent (50%) or more of its capital stock or other equity interests or voting power owned directly or indirectly by Tenant or Tenant's Parent.

        (iii) Any of the following events, and transfer and/or assignment of this Lease, if any, to the successor, survivor, or purchaser in such transaction:

               a. The acquisition (through an acquisition, exchange, or any other method) of all or substantially all of the capital stock, other equity interests or voting power ("Equity") of Tenant by any person or entity.

               b. A merger, consolidation or other reorganization to which Tenant, Tenant's Parent, or Tenant's subsidiary is a party.

               c. The acquisition of all or substantially all of the assets of Tenant by any person or entity.

Any event set forth in subparagraphs (ii) and (iii) above shall be subject to the following conditions: (x) Tenant and its successor, survivor or purchaser in or other party to the transaction shall remain fully liable during the unexpired term of this Lease, including any extensions thereof for all the terms, covenants and conditions of this Lease; and (y) the acquiring entity, and Tenant in the event

Tenant survives the transaction, shall have, in the aggregate in Landlord's reasonable business judgment, a net worth sufficient to reasonably assure Landlord of such entity's (ies') ability to meet the obligations of Tenant as set forth in this Lease.

                                   ARTICLE 15

                              DEFAULTS AND REMEDIES


        15.1 TENANT'S DEFAULT. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an "Event of Default"):

               (a) Tenant fails to pay the Monthly Rent, as and when due, for a period of five (5) days after written notice by Landlord, or Tenant fails to pay any item of Additional Rent within the time specified in the invoice of such Additional Rent (or if no time is specified, within ten (10) days after receipt thereof); provided, however, the notices given pursuant to this Section 15.1(a) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

               (b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as provided in Article 14;

               (c) Any of Tenant's rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

               (d) The Premises are used for any purposes other than as permitted pursuant to Article 5;

               (e) Tenant vacates or abandons the Premises or fails to continuously and uninterruptedly conduct its business in the Premises;

               (f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

               (g) Tenant fails to timely comply with the provisions of Article 6 ("Hazardous Materials"), Article 14 ("Assignment and Subletting"), Article 16 ("Subordination; Estoppel Certificate"}, Section 21.6 ("Modifications for Mortgagees"), Section 21.9 ("Financial Information") or Section 21.22 ("Authority"); or

               (h) Tenant fails to observe, keep, perform or cure with thirty
(30) days after written notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform. In the event such default reasonably could not be cured or corrected within such thirty (30)-day period, then Tenant shall not be in default of this Lease if Tenant commences the cure or correction of such default within such initial thirty
(30)-day period and diligently prosecutes the same to completion. The notice required by this Section 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure. The provisions of this Section 15.1(h) to the contrary notwithstanding, if Tenant commits a default of its obligations under Sections 4.1, 4.3, 4.6, 6.2, 7.1, 7.2, 7.8 and 7.9.

Notices given under this Section 15.1 shall specify the alleged default by Tenant and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

        15.2 BANKRUPTCY OR INSOLVENCY. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding. In the event:

               (a) A court makes or enters any decree of order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any Applicable Laws, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

               (b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

               (c) Tenant assigns its assets for the benefit of its creditors;
or

               (d) The material part of the property of Tenant or any property essential to Tenant's business or of Tenant's interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or whichever is earlier;

then this Lease shall, at Landlord's election, immediately terminate and be of no further force of effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other Applicable Laws.

        15.3 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord in law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, exercise the following remedies:

               (a) Landlord may terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No act by Landlord other than giving written notice to Tenant of Landlord's election to terminate Tenant's right to possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Termination shall terminate Tenant's right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from
Tenant:

                      (i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

                      (ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                      (iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                      (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, the unamortized portion of any Tenant Improvements and brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys' fees, and any other reasonable costs; and

                      (v) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.

        As used in subsection (i) and (ii) above, the worth at the time of award shall be computed by allowing interest at the maximum legal rate permitted by law. As used in subsection (iii) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (b) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. In the event that Landlord elects to avail itself of the remedy provided by this
Section 15.3(b), Landlord shall not
unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease; provided, however, that if Tenant assigns or subleases the Premises pursuant to this Section 15.3(b) while in default of this Lease, Tenant shall not be entitled to any bonus value, however designated (including, but not limited to, the value of any nonmonetary consideration), paid by any assignee or sublessee. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant's right to the payment of Rent as it becomes due. Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, brokers' commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys' fees and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the rent Landlord actually collects from any reletting. Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this Section 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

        15.4 NO SURRENDER. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of an Event of Default. No act or thing done by Landlord or Landlord's Agents during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any such employee shall not operate as a termination of this Lease or a surrender of the Premises.

        15.5 INTEREST ON LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within five (5) days of a notice to Tenant of nonpayment shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

        15.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it under this Lease unless and until it has failed to perform such obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

        15.7 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord do not constitute the personal obligation of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord written notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

        15.8 MORTGAGE PROTECTION. Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which, in no event shall be more than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary of this Lease. Tenant shall not make any prepayment of Monthly Rent or Additional Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.5 or any other present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee's loan to Landlord.

        15.9 LANDLORD'S RIGHT TO PERFORM. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant's expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys' fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.


                                   ARTICLE 16

                       SUBORDINATION; ESTOPPEL CERTIFICATE


        16.1 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, the Building or the Project, or all three; and (ii) the lien of any mortgage, deed of trust or other security device which may now exist or hereafter be executed in any amount for which the Project, the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. No subordination shall permit interference with Tenant's rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred or is continuing under this Lease. If Landlord's interest in the Premises is acquired by any ground lessor or Mortgagee, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, deed of trust or other security device made by Landlord covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases of underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute an Event of Default hereunder.

        16.2 ESTOPPEL CERTIFICATE. Tenant shall within ten (10) days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a form prepared by Landlord: (i) certifying that this Lease is unmodified and in full force and effect or, if this Lease has been modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults; (iii) evidencing the status of the Lease as may be required by a Mortgagee or a purchaser of the Premises; (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord; and (v) certifying to such other information as Landlord, Landlord's Agents, Mortgagees and prospective purchasers may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall constitute an Event of Default hereunder.

        16.3 RECOGNITION. Upon execution of this Lease, Landlord shall provide Tenant with the standard recognition/nondisturbance agreement typically entered by Chemical Bank (Landlord's mortgagee). If Tenant is unable to obtain a recognition/nondisturbance agreement from Chemical Bank in a form and content acceptable to Tenant, in Tenant's reasonable business judgment, Tenant shall have the right to terminate this Lease, provided that Tenant must give Landlord written notice of Tenant's election to terminate pursuant to this Section 16.3, if at all, within thirty (30) days from the date of this Lease.


                                   ARTICLE 17

                         SIGNS, GRAPHICS AND ADVERTISING


        17.1 TENANT'S SIGNAGE. Landlord shall designate the location(s) on the Premises, Building or Project, if any, for not more than two (2) identification signs for Tenant. Tenant shall have no right to maintain identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's sole discretion), any Restrictions encumbering the Premises and any applicable municipal or other governmental permits and approvals. All such signs and graphics shall conform to the Sign Criteria set forth in Exhibit I. The parties hereby approve the signage depicted in Exhibit I-A, provided that it meets all requirements set forth in this Article 17. The cost of all signs and graphics, including the installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signs, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Landlord), Landlord may do so at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such removal and repair, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant. Any sign and or advertising matter must be prepared by a professional sign company or advertising organization. Tenant shall have an exclusive right to place signage on the Building in which the Premises are located, provided that Tenant otherwise complies with the requirements of this
Section 17.1 In the event that the Premises are expanded to include space in other buildings in the Project, then provided that Tenant occupies at least twenty-five percent (25%) of the total rentable area of such building, Tenant shall have the exclusive right to use any building top signage space, subject to the other requirements of this Section 17.1 and to any rights of other tenants in such building which predate Tenant's occupancy of space in such building.


                                   ARTICLE 18

                          REAL ESTATE INVESTMENT TRUSTS


        During the Term or any extension thereof, should a real estate investment trust ("REIT") become Landlord under this Lease the provisions of this Article 18 shall pertain, and, all provisions of this Lease shall remain in full force and effect except as specifically modified by this Article 18. The provisions of this Article 18 shall have no force or effect except during such period as a REIT


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

is Landlord under this Lease.

        18.1 MANAGEMENT OF PROJECT. The parties to this Lease agree that Landlord need not itself directly manage or otherwise service all or any part of the Premises, Common Area or the Project of which the Premises are a part but may cause such management, maintenance, operation and other services to Tenant to be performed by Landlord's agent (hereafter "Project Manager"). Landlord shall notify Tenant in writing of the name and address of the Project Manager, but Landlord shall have the absolute right to designate from time to time another person, association, corporation or partnership (general or limited) as Project Manager upon ten (10) days' written notice to Tenant.

        18.2 AMENDMENT TO SECTION 7.1. Notwithstanding any provision to the contrary in Section 7.1, the following provisions shall apply:

               (a) Tenant shall continue to pay all Additional Rent under this Lease to Landlord, subject to the provisions of Section 7.1, as modified below by Section 18.3. If the portion of Additional Rent due under Section 7.1 which constitute Operating Expenses are not paid at the time and in the manner provided in this Lease, said portion shall nevertheless be collectible with the next installment of Monthly Rent and Additional Rent becoming due, but nothing contained in this Article 18 shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable under this Lease, or limit any other remedy of Landlord; and

               (b) Tenant shall pay all Rent and other charges to Landlord at such place as Landlord may from time to time designate in writing at least ten
(10) days prior to the next ensuing payment date; provided that the payments made by Tenant pursuant to Section 7.1 for Operating Expenses shall be made to Landlord for the administrative convenience of the parties to this Lease and to further the efficient operation of the Project and shall remain the sole and separate property of the Project Manager for its services described in this Lease.

        18.3 AMENDMENT TO OTHER SECTIONS. This Lease is hereby amended, modified and supplemented as follows:

               (a) Landlord shall cause the Project Manager to render to Tenant, other tenants and occupants of the Project the services required or permitted to be performed by Landlord pursuant to Sections 8.6, 9.1,.9.4, 10.3, 10.4, 10.6,
10.7 and 21.29 as well as Articles 12, 13 and 20 in connection with the maintenance, repair, management and operation of the Common Area or the Project and the Project Manager shall be reimbursed by Tenant for its expenses in connection with said Common Area or the Project in the manner provided below;

               (b) Tenant shall continue to pay to the order of Landlord Tenant's Share of Operating Expenses due under Section 7.1 concurrently with its payment of Monthly Rent under this Lease, but Landlord shall disburse such portion of Tenant's Additional Rent to and for the benefit of the Project Manager; and


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

               (c) Notwithstanding that such payments shall be made by Tenant to the order of Landlord, the parties agree that all such payments for Tenant's Share of Operating Expenses under Section 7.1 shall be retained by the Project Manager as its sole and separate property.

        18.4 REIT TAX PROVISIONS. If Landlord in good faith determines that its status as a REIT under the provisions the Internal Revenue Code will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendment to this Lease and Tenant will not unreasonably withhold, delay, defer or condition its consent to such amendments, provided that such amendments do not: (i) increase the monetary obligation of Tenant pursuant to the terms of this Lease; or (ii) in any other manner have a material adverse affect on Tenant's interest in the Premises.


                                   ARTICLE 19

                             SURRENDER; HOLDING OVER


        19.1 SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all noncarpeted floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations which Landlord requires Tenant to remove pursuant to Section 8.1 and all Tenant's Personal Property, and shall repair any damage and perform any restoration work necessitated by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the expiration or termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to such property shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with an administrative fee to Landlord in the amount of Five Hundred Dollars ($500) and all attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord.

        19.2 HOLDING OVER. If Tenant shall retain possession of the Premises or any portion of the Premises without Landlord's consent following the expiration or termination of this Lease, then Tenant shall pay to Landlord for each day of such retention 110% of the amount of Monthly Rent (payable on a daily basis) for the last month prior to the date of expiration or termination during the first thirty (30) days of such holdover, with such amount to be increased by an additional ten percent (10%) for each additional thirty (30) day increment. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant rounded on such delay. Alternatively, if Landlord gives written notice of Landlord's consent to Tenant's holding over, such holding over shall constitute renewal of the Lease on a month to month basis, with Monthly Rent to be as set forth in this Section 19.2, and otherwise on the terms of this Lease. Acceptance of Rent


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

by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease, and nothing contained in this Section 19.2 shall waive Landlord's right of reentry or any other right. Unless Landlord gives its written consent as provided above, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such Tenant obligations as it deems necessary at the Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Section 19.2 shall apply.


                                   ARTICLE 20

                             RELOCATION OF PREMISES

                             Intentionally Deleted.





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

                                   ARTICLE 21

                    MISCELLANEOUS AND INTERPRETIVE PROVISIONS


        21.1 BROKER. Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the Broker (whose commission shall be paid by Landlord), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any such additional claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant if such claims shall be based upon any statement, representation or agreement made by Landlord.

        21.2 EXAMINATION OF LEASE. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution of this Lease by both Landlord and Tenant.

        21.3 NO RECORDING. Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent, such consent not to be unreasonably withheld. If Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record. Such memorandum, if any, shall contain reference to the options to expand contained in the Expansion Rights Rider to this Lease.

        21.4 QUITCLAIM. Upon expiration or termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all of Tenant's right, title and interest in and to the Premises by reason of this Lease or otherwise.

        21.5   LANDLORD'S SECURITY INTEREST.  Intentionally deleted.

        21.6 MODIFICATION FOR MORTGAGEES. If in connection with obtaining financing for the Project or any portion of the Project containing the Premises, Landlord's Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, condition or defer its consent to such modifications, provided such modifications do not have a material adverse effect on Tenant's rights under this Lease nor increase Monthly Rent. Tenant's failure to so consent shall constitute an Event of Default under this Lease.

        21.7 NOTICE. Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The addresses of Landlord and Tenant are as set forth in Sections 1.1 and 1.3, respectively, except that from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Section 1.3, all Notices regarding the operation and maintenance of the Project shall be delivered to Tenant at the Premises. Each Notice shall be deemed effective and given: (i) upon receipt, if personally delivered (which


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

shall include delivery by courier, expedited or overnight delivery service);
(ii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy (provided that originals are promptly forwarded); (iii) two
(2) business days after deposit in the United States mail in the County, certified and postage prepaid, properly addressed to the party to be served; or
(iv) upon receipt if sent in any other way. Any party to this Lease may from time to time, by written notice to the other in accordance with this Section 21.7, designate a different address than that set forth above for the purposes of Notice.

        21.8 ATTORNEYS' FEES. All sums reasonably incurred (including, but not limited to, all costs, expenses and actual accountants', appraisers', attorneys' and other professionals' fees, and any collection agency or other collection charges) by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, or by Tenant in connection with a default under this Lease by Landlord, shall be due and payable by defaulting party to the non-defaulting party on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by such defaulting party. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, or if either party is involuntarily enjoined in an action or proceeding involving the other party, the party in whose favor judgment shall be rendered in such action shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in such action, including actual costs and attorneys' fees.

        21.9 FINANCIAL INFORMATION. Tenant shall deliver to Landlord, prior to the execution of this Lease, Tenant's current financial statements, and Tenant's financial statements for lesser of the two (2) years prior, or Tenant's financial statements from the date that Tenant incorporated from the date that Tenant incorporated to the current financial statement's year, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall be prepared on an accrual basis and accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Project or any portion of the Project containing the Premises, and to the Mortgagees of Landlord or such proposed purchaser. Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord.

        21.10 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

        21.11 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

        21.12 TIME. Time if of the essence for the performance of each term, condition and covenant of this Lease.


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

        21.13 SEVERABILITY. If any one (1) or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained in this Lease.

        21.14 SURVIVAL. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the expiration or termination of the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 3.3, Section 5.3, Article 6, Article 7, Section 8.1, Section 9.2, Section 11.1, Section 11.10, Article 15, and Article 19, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

        21.15 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        21.16 GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation or joint venture, the singular includes the plural and the plural includes the singular.

        21.17 NON-AGENCY. It is not the intention of Landlord or Tenant to create by this Lease a relationship of master-servant or principal-agent, and under no circumstance shall Tenant be considered the agent of Landlord, it being the sole purpose and intent of the parties to this Lease to create a relationship of landlord and tenant.

        21.18 SUCCESSORS. The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties to this Lease.

        21.19 WAIVER, REMEDIES CUMULATIVE. The waiver by Landlord of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition contained in this Lease, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Landlord shall accept the check, letter or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord


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has or may have.

        21.20 UNAVOIDABLE DELAY. Landlord shall not be chargeable with, liable for, or responsible to Tenant for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease, at Landlord's option, shall be extended for the same period of time lost by Unavoidable Delay, except for time limits which apply to Landlord's direct financial obligations to Tenant, if any.

        21.21 ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed in this Lease. Except as otherwise provided in this Lease, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties to this Lease.

        21.22 AUTHORITY. If Tenant is a corporation or a partnership (general or limited), each individual executing this Lease on behalf of the corporation or partnership, as the case may be, represents and warrants that: (i) he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be; (ii) this Lease is binding upon said entity in accordance with its terms; (iii) Tenant is a duly organized and legally existing corporation or partnership in good standing in the State of California; and (iv) the execution and delivery of the Lease shall not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the board of directors of the corporation authorizing or ratifying the execution of this Lease. If Tenant is a partnership, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its partnership agreement authorizing such execution.

        21.23  GUARANTY.  Intentionally omitted.

        21.24 EXHIBITS, REFERENCES. All exhibits, attachments, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

        21.25 BASIC LEASE PROVISIONS. The Basic Lease Provisions contained in
Article 1 of this Lease are intended to provide general information only. In the event of any inconsistency between the such and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

        21.26 NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option


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of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

        21.27 JOINT AND SEVERAL OBLIGATIONS. If Tenant is constituted of more than one person or entity, the obligations imposed on each such person or entity shall be joint and several.

        21.28 NO LIGHT OR AIR EASEMENT. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building (including expansions or modifications to the Building or the Project) shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord.

        21.29 SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, Building, Common Area or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Nothing contained in this Section 21.29 shall prevent Landlord, at Landlord's sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses and paid by Tenant in the manner set forth in Section 7.1.

        21.30 COVENANTS AND CONDITIONS. All provisions of this Lease, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

        21.31 REASONABLE CONSENT. Except where other criteria are established in this Lease, neither Landlord or Tenant shall unreasonably withhold or delay its consent, approval or agreement, where such consent, approval or agreement is required by this Lease.


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                                    EXHIBIT C

                                   WORK LETTER
                         (TENANT IMPROVEMENT ALLOWANCE)

        In connection with that certain lease (the "Lease") to which this Exhibit C (this "Work Letter") is attached, and in consideration of the mutual covenants contained in the Lease and in this Work Letter, Landlord and Tenant hereby agree as follows:

1.      APPLICATION OF EXHIBIT

        Capitalized terms used and not otherwise defined in this Work Letter shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the initial fitting out of the Premises as more fully set forth herein.

2.       LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

        (a) PRELIMINARY PLANS. Attached to this Work Letter as Schedule 1 are preliminary space plans for the Tenant Improvements (the "Preliminary Plans"), which include, without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, if any, and other requirements. Tenant acknowledges that Preliminary Plans have been prepared by Tenant's Architect after consultation and cooperation between Tenant Architect and Landlord regarding the Premises, Tenant Improvements and preparation of Preliminary Plans for same. Landlord and Landlord's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements. The costs associated with preparation of the Preliminary Plans shall be borne by Tenant and paid as set forth in Section 5 and Section 6 of this Work Letter.

        (b) WORKING DRAWING. Within seven (7) days following full execution of the Lease by both Landlord and Tenant, Tenant's Architect shall prepare working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Preliminary Plans and submit the Working Drawings to Landlord for Landlord's approval. The Working Drawings shall include architectural, mechanical and electrical construction drawings for the Tenant Improvements based on the Preliminary Plans. Notwithstanding the Preliminary Plans, in all cases the Working Drawings: [i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld; (ii) shall not be in conflict with building codes for the City or County in which the Premises are located or with insurance regulations for a fire resistive Class "A" building; and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of such Tenant Improvements. The costs associated with preparation of the Working Drawings shall be home by Tenant, subject to reimbursement from the Tenant Improvement Allowance pursuant to the provisions set forth in Section 5 and
Section 6 of this Work Letter.

        (c) APPROVAL OF WORKING DRAWINGS. Tenant or Tenant's Architect shall submit the Working Drawings to Landlord for Landlord's review within the time-frame established in Section

2(b) of this Work Letter, and Landlord shall notify Tenant within five (5) business days after Landlord's receipt of the Working Drawings of any requested revisions. Within two (2) days after Tenant's receipt of Landlord's notice, Tenant's Architect shall make all reasonably requested revisions to the Working Drawings and resubmit two (2) copies of the revised Working Drawings to Landlord for its review and approval, which approval shall be given or withheld within five (5) business days thereafter. If Landlord should deny approval of the Working Drawings, Landlord shall specify its requested revisions to the Working Drawings and Tenant shall make such requested changes and then resubmit the Working Drawings to Landlord in accordance with the provisions of the previous sentence. Concurrently with the above review and approval process, Landlord may, in its sole discretion, submit all plans and specifications to the City or County, as appropriate, and other applicable governmental agencies in an attempt to expedite governmental approval and finance of all necessary permits and licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes to the Working Drawings which are required by the City, the County or other governmental entity shall be immediately submitted by Landlord to Tenant and Tenant's Architect shall promptly make any such required changes to the Working Drawings.

3.      BUILDING PERMIT

        After the Landlord has approved the Working Drawings, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord shall notify Tenant of, and Tenant shall cause to be made, any change in the Working Drawings necessary to obtain the building permit; provided, however, that after the Landlord's approval of the working Drawings pursuant to
Section 2(c), no changes shall be made to the Working Drawings without the prior approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes to the extent that such excess costs cause the Tenant Improvement Costs (as defined below in Section 5(a)) to exceed the maximum Tenant Improvement Allowance (as established below in Section 5(a)).

4.      CONSTRUCTION OF TENANT IMPROVEMENTS

        After Landlord has approved the Working Drawings pursuant to Section 2(c) and a building permit for the work has been issued, Landlord shall, through a guaranteed maximum cost or fixed price (at Landlord's sole option) construction contract (the "Construction Contract") with a reputable, licensed contractor selected by Landlord (the "Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first class materials.* Landlord shall utilize a competitive bidding process to select the Contractor, using a minimum or three (3) non-union contractors, including B. H. Miller. Landlord shall have the right to select a union contractor to serve as Contractor; provided, however, if the selection of a union Contractor results in a net cost increase to the Tenant Improvements, Landlord shall be solely responsible for such additional costs. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 5 and Section 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises; provided, however, that this obligation shall in no event be deemed to make Landlord liable for, nor exculpate Tenant or Tenant's Architect from liability for, any violation of Applicable Laws or design deficiencies incorporated into the Working Drawings by Tenant's Architect, except to the extent that any such violation or deficiency is directly attributable to a change in the Working Drawings required by the Landlord. See page C-2a.

5.      TENANT IMPROVEMENT ALLOWANCE

        (a) TENANT IMPROVEMENTS. Landlord shall provide Tenant with a maximum Tenant Improvement Allowance in the amount of Twenty Eight Dollars ($28) per rentable square foot of Premises, to be applied by Landlord towards the cost of the design, purchase and construction of the Tenant Improvements, including without limitation, design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used by Landlord for payment of the following Tenant Improvement Costs:

               (i) Review by Landlord's Architect of the Preliminary Plans and the Working Drawings as provided in Section 2 of this Work Letter;

                              - Prior to Landlord's selecting the Contractor,
                                and without limiting Landlord's right in its sole discretion to select the Contractor. Landlord shall review with Tenant the various contractor bids received by Landlord.

        Landlord shall use reasonable efforts to cause those contractors which are bidding on the Tenant Improvements to include in their applicable construction contracts a provision which: (i) affords the contractor a bonus of $1,000 for every day prior to June 30, 1995 that the contractor substantially completes the Tenant Improvements (the "Early Completion Bonus"), with such Early Completion Bonus not to exceed $10,000; and (ii) penalizes the contractor (i.e. decreases amounts payable to the contractor by $1,000 for every day that substantial completion of the Tenant Improvements extends beyond June 30, 1995 (the "Late Completion Penalty"). If the Early Completion Bonus and the Late Completion Penalty are included in the Construction Contract: (i) Tenant shall be liable for, and shall (within ten (10) days after written demand therefor) reimburse Landlord for any amounts actually paid by Landlord as, the Early Completion Bonus; and (ii) the amount of any Late Completion Penalty actually realized by Landlord under the terms of the Construction Contract shall accrue to the benefit of Tenant, with regard to the first $10,000 of such Late Completion Penalty, and to the benefit of both Landlord and Tenant on a 50/50 basis, to the extent that such Late Completion Penalty exceeds $10,000, with Landlord to pay to Tenant that portion of the Late Completion Penalty to which Tenant is entitled within tan (10) days after the amount of same is known.

               (ii) Including, without limitation, all fees charged by the City or the County (including, without limitation, fees for building permits and plan checks)in connection with the Tenant Improvement work in the Premises;

               (iii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

               (iv) All contractors' charges, general conditions, performance bond premiums and construction fees; and

               (v) Design and engineering services performed by Rengel & Company on behalf of Tenant, not to exceed a total of $1.50 per rentable square foot of the Premises. Tenant shall be responsible for any charges or fees from Rengel & Company in excess of this limit.

        (b) REIMBURSEMENTS. For any permitted item of Tenant Improvement Cost directly incurred by Tenant (e.g., fees for Tenant's Architect), Landlord shall reimburse Tenant for such properly incurred costs within thirty (30) days of Tenant's delivery to Landlord of a request for reimbursement. Any such request for reimbursement shall include a reasonably detailed description of the expense and adequate supporting documentation (e.g., receipts, invoices, etc.).

        (c) EXCESS ALLOWANCE. Within fifteen (15) days of the Commencement Date, Landlord shall deliver a notice to Tenant specifying the anticipated amount, if any, by which the amount of Tenant Improvement Allowance spent by Landlord exceeds Twenty-Five Dollars ($25) per rentable square foot, if at all, for purposes of establishing the required amount of the Standby Letter of Credit, if any, and for purposes of increasing the Monthly Rent under Lease Section 1.10.

6.      COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S
        EXPENSE

        (a) COST APPROVAL. Tenant shall promptly pay to Landlord the excess of the Tenant Improvement Costs over the amount of the Tenant Improvement Allowance available to defray such costs (i.e., $28/per rentable square foot), if any. Concurrent with the plan checking referred to in Section 3 of this Work Letter, Landlord shall prepare and submit to Tenant a written estimate of the amount of the remaining Tenant Improvement Costs and the amount of the Tenant Improvement Allowance still available to defray such costs (after preparation of the Preliminary Plans and Working Drawings). Tenant shall approve or disapprove any such estimate by written notice to Landlord within three (3) days after receipt thereof. If Tenant fails to notify Landlord of its disapproval within such three
(3) day period, Tenant shall be deemed to have approved such estimate. If such estimate exceeds the Tenant Improvement Allowance then still available and Tenant approves such estimate, Tenant's notice of approval shall include payment to Landlord for the full amount of such excess, or, in the event Tenant is deemed to have approved such excess costs, Tenant shall promptly make such payment to Landlord. If Tenant disapproves such estimate within the three (3) day period, Landlord shall not proceed with the Tenant Improvements, but Landlord and Tenant shall thereafter meet and cooperate to amend the Working Drawings for the Premises as necessary to obtain Tenant's approval of the cost thereof, provided that Tenant shall pay any costs resulting from such changes and Tenant shall be liable for the delay in completing the Tenant Improvements and the increased costs, if any, resulting from such delay.

        (b) FINAL COST. Within sixty (60) days after the Commencement Date, Landlord shall determine the actual final Tenant Improvement Cost and shall submit a written statement of such amount to Tenant. If amounts previously paid by Tenant pursuant to Section 6(a) or Section 7 of this Work Letter exceed the amount actually due from Tenant for such work pursuant to those provisions, such excess will be refunded to Tenant. Conversely, if any amount is still due from Tenant for such work pursuant to Section 6(a) or Section 7 of this Work Letter, then Tenant shall pay such amount in full within ten (10) days of receipt of Landlord's statement.

        (c) COST SAVINGS. If the actual final Tenant Improvement Costs are less than the allocated Tenant Improvement Allowance (i.e., $28/rentable square foot), Tenant shall in no event be entitled to a credit or payment for any portion of such cost savings, except as expressly permitted in Section 6(b) for a Tenant overpayment.

7.      CHANGE ORDERS

        Tenant may from time to time request and obtain change orders during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant and shall not result in any structural change in the Building, as reasonably determined by Landlord;
(ii) all additional charges and costs, including without limitation architectural and engineering fees and costs, construction and material costs, and processing costs of any government entity shall be the sole and exclusive obligation of Tenant; and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within three (3) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable,to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8.      TENANT DELAYS

        In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

        (a) Tenant's failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord for the preparation by Landlord of the Working Drawings;

        (b) Tenant's request for or use of special materials, finishes or installments which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

        (c) Change orders requested by Tenant to the extent such change orders (in the aggregate) cause a total of more than fourteen (14) calendar days of delay;

        (d) Interference by Tenant or by Tenant's agents, employees, contractors or subcontractors with Landlord's construction activities;

        (e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified in this Work Letter or in the Construction Contract;

        (f) Tenant's requested changes in the Preliminary Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord; and

        (g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter.

If the Commencement Date of the Lease is delayed by any Tenant Delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such Tenant Delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay. In no event shall any construction delays resulting from unanticipated problems related to the existing condition of the Building be deemed to constitute a Tenant Delay.

9.      TRADE FIXTURES AND EQUIPMENT

        Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade names, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.     FAILURE OF TENANT TO COMPLY

        Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance set forth herein shall be deemed a default by Tenant under the Lease. In addition to the remedies provided to Landlord in the Lease or this Work Letter, upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those rights and remedies set forth in the Lease.

11.     PRE-EXISTING TENANT IMPROVEMENTS; CONDITION OF FLOOR

        At no additional expense to Tenant, and without including the cost of the following as a Tenant Improvement Cost, in constructing the Tenant Improvements, Landlord shall: (i) place the floor of the Premises in a condition ready to accept floor covering; and (ii) remove those preexisting tenant improvements that are not consistent with the Tenant Improvements.

        This Work Letter is executed as of the date of the Lease.

LANDLORD:                                TENANT:

LAGUNA CANYON, INC., a                   BROADCOM CORPORATION, a
California corporation                   California corporation

By:                                      By:
   ------------------------------           ---------------------------
Name:                                    Name:
     ----------------------------             ---------------------------
Its:                                     Its:
    -----------------------------             ---------------------------

                                    EXHIBIT D
                          COMMENCEMENT DATE MEMORANDUM

TO:
DATE:
RE:     __________________________________ (the "Lease") dated _______, between
        _________________________________________________, a
_____________________ as "Landlord", and
        __________________________________________, a _____________ as "Tenant",
concerning certain
        premises (the "Premises") described in the Lease which are located at __________________________,
        California.

                                    AGREEMENT

        Landlord and Tenant hereby agree and stipulate as follows:

        1. The Tenant Improvements (as defined in the Lease) to the Premises, if required, have been substantially completed in accordance with the terms and conditions of the Lease, subject only to Punch List items agreed to by Landlord and Tenant pursuant to the terms of the Lease.

        2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be
______________________.

        3. In accordance with the Lease, Monthly Rent (as defined in the Lease) commences to accrue on ____________________ and is due and payable in advance on the first day of each and every calendar month during the Term (as defined in the Lease).

        4. The actual Premises Square Footage of the Premises is _______________ rentable square feet.

        5. Monthly Rent during the initial Term is ___________ Dollars ($_____) per month and Tenant's obligation to pay Monthly Rent shall commence on
________________.

LANDLORD:                                TENANT:

LAGUNA CANYON, INC., a                   BROADCOM CORPORATION, a
California corporation                   California corporation

By:                                      By:
   ------------------------------           ---------------------------
Name:                                    Name:
     ----------------------------             ---------------------------
Its:                                     Its:
    -----------------------------             ---------------------------

                                    EXHIBIT E

                           DESCRIPTION OF RESTRICTIONS

        This Exhibit is attached to and made a part of that certain lease (the "Lease") dated April 30, 1995, between LAGUNA CANYON, INC., as "Landlord", and BROADCOM CORPORATION, a California corporation as "Tenant", for that Premises known as 16251 Laguna Canyon Road, Irvine, California. Unless otherwise defined in this Exhibit E, capitalized terms used herein shall have the same meanings as set forth in the Lease.

        1. The CC&Rs referred to in the Lease consist of that certain Declaration of Covenants, Conditions and Restrictions recorded March 12, 1987 as Instrument No. 87-134994 in the Official Records of Orange County, State of California ("Official Records"). Tenant acknowledges having had the opportunity to receive and review a copy of the recorded CC&RS.

        2. Tenant understands that the Building and the Premises are part of a multi-building project ("Project") which covers the area shown on Exhibit "B" attached to the Lease and which has not yet been fully developed. It is anticipated that prior to or upon completion of the Project a Reciprocal Easement Access and Maintenance Agreement or like instrument ("REA") will be recorded against the Project for the mutual benefit of all owners of property within the Project and their tenants, and will impose certain restrictions, covenants, easements and obligations upon the Premises, Landlord and Tenant, in order to obtain such benefit. The REA will be reasonable in form and content, and will contain those features and provisions in similar instruments executed and recorded by Landlord on real property in the vicinity of the Premises. The REA will likely contain, without limitation, the following:

               (a) Reciprocal easements for vehicular and pedestrian access, circulation and parking;

               (b) Covenants for the maintenance and repair (or reimbursement for the costs thereof if done an "Operator" designated in the REA) of the exterior or all buildings, landscaping and parking areas; and

               (c) Assessment provisions for the reimbursement of costs incurred by an "Operator" designated in the REA and who is authorized to enforce the REA and/or perform certain maintenance and repair functions specified therein. Such assessment will be allocated by either a separate charge attributable directly to work or services provided for the Premises, or an in-common basis for the whole Project, in which event a pro-rata allocation to the Premises will be made based on the gross square footage of the Building compared with the gross square footage of all completed buildings within the Project.

        Tenant agrees that this Lease and Tenant's occupancy of the Premises hereunder shall, upon the recordation of the REA in the Official Records of Orange County, be subject and subordinate to the REA and Tenant agrees to abide thereby. Tenant shall be relieved of any obligations under the Lease to the extent that the REA requires the performance of those obligations by parties other than Tenant. Landlord shall make a copy of the REA available to

Tenant concurrently with or promptly following its recordation. To the extent the obligations imposed by, or services provided by the Operator under, the REA are the same obligations imposed upon Landlord under the Lease, they shall be performed by Landlord or the Operator under the RFA and the cost thereof shall be paid by Tenant to the Operator as provided in the REA or to Landlord as part of Project Costs in accordance with the provisions of the Lease; to the extent such obligations are the same obligations imposed upon Tenant under the Lease, such obligations shall be performed by Tenant as Tenant's cost.

                                    EXHIBIT F

                              RULES AND REGULATIONS

        1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or any other portion of the Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or entity chosen by Landlord.

        2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

        3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of any building in the Project. The halls, passages, exits, entrances, elevators, escalators and stairways are not for use by the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants; provided that nothing herein contained shall be constructed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof area of any building in the Project.

        4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names from such directory.

        5. All cleaning and janitorial services for the Project, Building, and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person, persons, or entity other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purposes cleaning the same. The foregoing sentence to the contrary notwithstanding, in the event that Tenant is not reasonably satisfied with the Landlord provided janitorial service, or if the fees for such services are not commercially competitive, Tenant shall have the right, upon written notice to Landlord, to retain an independent janitorial service to clean the Premises. Tenant shall not cause any unnecessary labor or carelessness or indifference to the good order and cleanliness of the Premises, Building or Project. Landlord shall not in any way be responsible to any Tenant for any loss of property from the Premises, however occurring, or for any damage to any of Tenant's property, by any janitor, any other employee of Landlord, or any other person.

        6. Keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any such keys upon expiration or termination of the Lease. Tenant shall not alter any lock nor install any new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent to any such lock or bolt, Tenant shall in each case promptly furnish Landlord with a key for any such new or altered lock.

        7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord's instructions regarding installation of such services.

        8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

        9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord to be necessary to property distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any other space in the Building to such a degree as to be objectionable to Landlord or to any tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration. The persons employed to move equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the sole expense of Tenant.

        10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Tenant's office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner which is reasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or other animals.


        11. Tenant shall not use any method of heating or air conditioning the Premises other than that supplied by Landlord.

        12. Tenant shall not waste electricity, water or air conditioning and Tenant agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning system and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and Tenant shall refrain from attempting to adjust the controls for such systems other than room thermostats installed in the Premises for Tenant's use. Tenant shall keep corridor doors closed within the Premises, and shall close window coverings in the Premises at the end of each business day.

        13. Landlord reserves the right, upon sixty (60) days prior notice to Tenant, exercisable without liability to Tenant, to change the name and street address of the Building or Project.

        14. Landlord reserves the right to exclude from the Building, on a 24-hour per day, seven (7) day per week basis, or such other hours as may be established from time to time by Landlord, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

        15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

        16. In the event the Premises include a balcony for use by Tenant, Tenant agrees not to allow the accessways to such balcony to remain open so as to cause an increase in utility charges as a result of increased heating or air conditioning use. Landlord shall have the right to enter the Premises to assure compliance with this provision.

        17. The toilet rooms, toilets, urinals, wash bowls and other apparatus in the Building shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting form the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused same.

        18. Tenant shall not sell nor permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises except to the extent any such use is expressly permitted in the Lease. Tenant shall not make any room-to-room collections of business from other tenants in the Building or the Project. Tenant shall not use the Premises for any business, activity or use other than that specifically expressly provided for in Tenant's Lease.

        19. Except as specifically permitted in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof areas or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or the Project.

        20. Tenant shall be responsible for repairing any marks, nail holes, screw holes or other holes in the partitions, woodwork or plaster of the Premises and Tenant shall repair any defacements of the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how communication and information system wires and cables are to be introduced to the Premises. Tenant shall not cut or bore holes for wires or cables. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

        21. Tenant shall not install, maintain or operate upon the Premises more than three (3) vending machines without the prior written consent of Landlord.

        22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Project are prohibited, and each tenant shall cooperate to prevent same.

        23. Landlord reserves the right to exclude or expel from the Building or Project any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building or Project.

        24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or lodging or for the manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant (except to the extent such use is expressly permitted in the Lease), provided that use by Tenant of Underwriters' Laboratory-approved microwave and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        26. Tenant shall not use in any space or in the public areas of the Building or Project any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

        27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

        28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        30. Neither Tenant nor its employees shall park their vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Project. Tenant and its employees shall only park in such parking spaces which Landlord specifically designates for use by Tenant and its employees. All directional signs and arrows in the parking areas must be observed. Washing, waxing, cleaning or servicing of any vehicle by anyone is prohibited. Neither Tenant nor its employees shall leave vehicles in the Project parking areas overnight. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for parking areas as it deems necessary for the operation of the parking areas. Landlord may refuse to permit any person who violates these parking rules to park in the parking areas, and any violation of the rules shall subject such vehicle to removal. Landlord further reserves the right to institute a system of charging for parking on a nondiscriminatory basis.

        31. The requirements of Tenant will be attended to only upon the appropriate application to the office of the Project by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

        32. Tenant shall not cause or permit anything to be stored outside of the Premises.

        33. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

        35. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building or Project and for the preservation of good order therein. Tenant agrees to abide by these Rules and Regulations and any additions which are adopted.

        36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

        37. Landlord shall enforce the Rules and Regulations for the Project in a nondiscriminatory manner.

        38. In the event of a conflict between the terms and conditions of the Lease and these

Rules and Regulations, the terms of the Lease shall prevail.

                                    EXHIBIT G

                                    GUARANTY


                             [Intentionally Omitted]

                                    EXHIBIT H

                              ESTOPPEL CERTIFICATE


______________________
______________________
______________________
______________________


Ladies and Gentlemen:

        The undersigned, ___________________, a   ________________("Tenant"), as
tenant under a lease (the "Lease") of certain premises (the "Premises") dated ________, executed by Tenant and ________________________, a __________________
("Landlord"), hereby states, declares, represents and warrants to the addressee of this Estoppel Certificate and its successors and assigns)as follows:

        1. The copy of the Lease (with all amendments, riders or side agreements attached thereto) is attached to this Estoppel Certificate as Attachment A is a true and correct copy of the Lease, constitutes the only agreement between Landlord and Tenant with respect to the Premises, is in full force and effect, and has not been otherwise amended, supplemented or modified except, if at all, as follows:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

        2. Tenant has accepted possession of the Premises and any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant.

        3. Rental and other amounts payable under the Lease have been paid to the date of Tenant's execution of this Estoppel Certificate.

        4. Landlord is not in default under any of the terms, conditions or covenants of the Lease.

        5. No notice has been received or given by Tenant of any default under the Lease by either Landlord or Tenant that has not been cured, and there are no circumstances that with the passage of time or giving of notice, or both, would constitute a default by Landlord or Tenant in the performance of any of the terms, conditions and/or covenants under the Lease.

        6. The address for notices to Tenant is set forth in the Lease.

        7. Tenant has no charge, lien, or claim of offset under the Lease or against rent or other charges due under the Lease, and Tenant has no outstanding claim for credit or reimbursement on account of Tenant's improvements to the Premises, except as follows:

         _____________________

        8. Tenant has no right or option to purchase the Premises or any part or all of the building of which they are a part, or to renew or extend the Lease, or to expand the Premises, except as set forth in Attachment A.

                                    EXHIBIT I



                   [FIRST PAGE MISSING FROM ORIGINAL DOCUMENT]

        This sign type shall be located on the top floor facia or spandrel area and is available for major tenants occupying more than fifty percent (50%) of the building. See Sign Location Plan, Page 12 (See Alternate Location Note - Pg. 12) and Building Elevation, Page 19, for locations.

        This sign may occur twice per building. In no case shall individual letterforms exceed twenty-four inches (24") in height and twenty feet (20'- 0") in length nor shall this sign type exceed forty square feet (40 sq. ft.) in area. All sign margins shall be aligned as noted on exhibit, Page 19.

        No more than one parapet (top-of-building) sign shaft be allowed at the parapet level per elevation per building. Either a parapet sign or an eyebrow sign are allowed on the same building elevation, but not both.

        This sign type allows only a company name to be used. Use of a logo is not permitted.

        These graphics may be internally "halo" illuminated or they may be non-illuminated. All illuminated on-building signing shall be white light only. All electrical service, materials and equipment shall be as approved by Underwriters Laboratories. See Page 24.

B.      Sign Type II-B.  Business Identification Signs, Top-of-First-Floor:
               (First Floor Eyebrow)
        This sign type is available for non-illuminated tenant identification in Two Story buildings and may not be duplicated on any one building. See exhibit on Page 19 for exact placement of this sign type.

        In no case shall individual letterforms exceed twelve inches (12") in height and ten feet (10'-0") in length nor shall this sign type exceed ten square feet (10 sq. ft.) in area. All sign margins shall be aligned as noted on exhibit Page 19. On buildings with alternative sign locations on adjacent sides of the same building corner, one or the other location may be used, but not both.

        At each building, particular architectural conditions exist that require referral to each building's sign location plan. See Page 12.

        No more than two eyebrow (top-of-first-floor) secondary signs are allowed per building elevation.


ONE STORY BUILDINGS.

C.     Sign Type II-C: Business Identification Signs, Top-of-Building:

        Sign Type Il-C-1; PARAPET SIGN, Single/Primary Tenant Identity Sign

               18" letter height maximum; 15'-0" sign length maximum; 20 sq.ft. area maximum.

        Sign Type II-C-2; EYEBROW SIGN, Multiple/Secondary Tenant Identity Sign

               12" letter height maximum; 10'-0" sign length maximum; 10 sq.ft. area maximum. These sign types cannot occur on the same building at the same time. Either one type or the other can occur, but not both.

        This sign type is available for non-illuminated tenant identification located in the top of 1st floor facia or spandrel area of a one story building. This sign type allows only a company name to be used. Use of a logo is not permitted.

        All sign margins shall be aligned as noted on exhibit, Page 20. On buildings with alternative sign locations on adjacent sides of the same building corner, one or the other location may be used, but not both. Each building has particular architectural conditions. Refer to Sign Location Plan, Page 12.


D.      Sign Type II-D: Tenant/Suite Identification Signs @ Window:Glass:

        This sign type shall occur on the window glass immediately adjacent to each tenant entry. The copy shall be limited to suite number, company name with subtitle, emergency information and hours of operation. The maximum area for this sign type is four (4) square feet. All graphics shall be white, silk-screen or self-adhesive vinyl. The suite number shall be in project letterstyle, Helvetica Bold Italic. Tenant informational graphics/typestyles may vary. Logos may be permitted by the I.O.E.P. Design Review Committee. Building department permits are not required for this sign type. Align all margins as noted in exhibit on Page 22.

RETAIL BUILDING (OAKS PAVILION):

E.      Sign Type II-E: Building Identification/Alton Identity:

        This sign type will identify and segregate the retail building from the rest of the project. The intent of these signs are to enable retail visitors to locate their destination within this mixed-use project. This sign shall occur three (3) times on this building. All three signs shall be the same size.

        This sign shall consist of only polystyrene graphics with high impact polystyrene faces. See exhibit on Page 21, for size, design and locations.

F.      (Sign Type II-F was deleted )

                           OPTION TO EXTEND TERM RIDER


LANDLORD:      LAGUNA CANYON, INC. a California corporation

TENANT:        BROADCOM CORPORATION, a California corporation

PREMISES:      16251 Laguna Canyon Road
               Irvine, California

DATE:          April 30, 1995



        THIS OPTION TO EXTEND TERM RIDER ("Extension Rider") is an amendment of and an addition to that certain Standard Form Office Lease (Triple Net) of even date herewith (the "Form Lease") between the party or entity designated above as Landlord and the party designated above as Tenant, covering those premises described in the Form Lease (the "Premises"). The capitalized terms used and not otherwise defined in this Extension Rider shall have the same definition as set forth in the Form Lease. In the case of any conflict between the provisions of the Form Lease and the provisions of this Extension Rider, this Extension Rider shall govern. This Extension Rider and the Form Lease shall be referred to collectively as the "Lease."

        1. OPTION TO EXTEND. Landlord hereby grants to Tenant one (1) option to extend this Lease (the "Option") or an additional period of three (3) years (the "Extension Term") on the same terms and conditions as set forth in the Form Lease, except as expressly modified by this Extension Rider.

               (a) EXERCISE OF OPTION. Tenant may exercise the Option only by written notice delivered to Landlord not less than six (6) months and not more than twelve (12) months days prior to the expiration of the initial term of the Lease. If Tenant fails to deliver notice of its exercise of the Option within this time period, the Option shall lapse, the term of the Lease shall expire at the end of the then existing term, and there shall be no further right by Tenant to extend the term of the Lease. The Option shall be exercisable by Tenant on the express conditions that at the time that Tenant exercises the Option, and thereafter at all times prior to the commencement of the Extension Term, no Event of Default shall have occurred under the Lease which has not been cured within any applicable cure period. If Tenant properly exercises the Option, "Term" as used in this Lease, shall be deemed to include the Extension Term.

               (b) CALCULATION OF RENT. The Monthly Rent as of the commencement of the Extension Term, shall be the then "Fair Market Rental Value" of the Premises, determined in accordance with the procedure described below. Fair Market Rental Value of the Premises shall not include any amounts attributable to any tenant improvement allowance and shall only include real estate commissions or fees to the extent actually required to be paid by Landlord. Landlord shall deliver to Tenant written notice of Landlord's determination of the Fair Market Rental Value within twenty (20) days after Landlord receives notice from Tenant exercising the Option. if Tenant disputes Landlord's determination of the Fair Market Rental Value as contained in Landlord's notice, Tenant shall notify Landlord in writing within ten (10) days of Tenant's receipt of Landlord's determination, and Tenant's notice shall further set forth Tenant's determination of the Fair Market Rental Value. The failure of Tenant to timely deliver to Landlord its determination of the Fair Market Rental Value shall conclusively be deemed Tenant's approval of Landlord's determination. Should Tenant timely notify Landlord of Tenant's objection, Landlord and Tenant shall attempt to resolve their differences within five (5) days following Landlord's receipt of Tenant's objection notice. Should the parties be unable to timely resolve their differences, each party shall, within five (5) days thereafter, each at its own cost and by giving notice to the other party, appoint an M.A.I. appraiser with at least five (5) years full time office and industrial appraisal experience in the area in which the Premises are located to appraise and set the Fair Market Rental Value. If a party does not appoint an appraiser within said five (5) day period, the single appraiser appointed by the other party shall be the sole appraiser and shall set the Fair Market Rental Value. If an appraiser is appointed by each party, the two (2) appraisers shall meet promptly and attempt to mutually determine the Fair Market Rental Value. If the two (2) appraisers are unable to agree upon the Fair Market Rental Value within twenty (20) days, then: (i) if the difference between the two (2) appraisals is less than five percent (5%) (determined as a ratio of the larger appraisal), the appraisals shall be added together and divided by two, the quotient being the Fair Market Rental Value; or (ii) if the difference between the two (2) appraisals is greater than or equal to five percent (5%) (determined as a ratio of the larger appraisal), the appraisers shall select a third appraiser meeting the qualifications stated above within, five (5) days after the last day the two appraisers are given to set the Fair Market Rental Value. If the two appraisers are unable to agree on the third appraiser, either party may petition the Orange County Superior Court for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one-half (1/2) of the third appraiser's fees and charges. Within twenty (20) days after the selection of the third appraiser, the three
(3) appraisers shall independently determine the Fair Market Rental Value. The average of the two (2) appraisals nearest in value to each other shall conclusively be deemed to be the Fair Market Rental Value. The Fair Market Rental Value of the Premises shall be determined by taking into account the highest and best use of the Premises.


                                     OTER-1

        2. NO FURTHER OPTIONS. Other than as expressly set forth in Section 1 of this Extension Rider, Tenant shall have no right to extend the term of the Lease.

        IN WITNESS WHEREOF, this Extension Rider is executed by the parties as of the date first above written.

LANDLORD:                                  TENANT:

LAGUNA CANYON, INC., a                     BROADCOM CORPORATION, a
California corporation                     California corporation



By:                                        By:
  -----------------------------------         ----------------------------------
Name: Thomas A. Mitchell                   Name: Scott C. Davis
     --------------------------------           --------------------------------
Its:    Vice President                     Its:   CFO
    ---------------------------------          ---------------------------------


                                     OTER-2

                             EXPANSION RIGHTS RIDER



LANDLORD:      LAGUNA CANYON, INC., a California corporation

TENANT:        BROADCOM CORPORATION, a California corporation

PREMISES:      16251 Laguna Canyon Road
               Irvine, California

DATE:          April 30, 1995



        THIS EXPANSION RIGHTS RIDER ("Expansion Rider") is an amendment of and an addition to that certain lease of even date herewith (the "Form Lease") between the party or entity designated above as Landlord and the party designated above as Tenant, covering those premises described in the Form Lease (the "Premises"). The capitalized terms used and not otherwise defined in this Expansion Rider shall have the same definition as set forth in the Form Lease. In the case of any conflict between the provisions of the Form Lease and the provisions of this Expansion Rider, this Expansion Rider shall govern. This Expansion Rider and the Form Lease shall be referred to collectively as the "Lease."

        1. NEW BUILDINGS. Provided that Tenant is not then in default under the Lease, and subject to the relocation and expansion rights of now existing tenants in the Project, Tenant shall have the right, at any time during the Term of the Lease, to elect for Landlord to construct a new "shell" office building ("New Building") on any of the then unoccupied "Building Pads" designated as such in Exhibit "B" to the Form Lease. Tenant may exercise this right by notifying Landlord in writing of its election and such notice shall specifically designate the Building Pad on which Tenant desires the New Building to be constructed. Any election by Tenant to have Landlord construct a New Building shall be subject to the approval of Landlord, in Landlord's sole discretion. Within thirty (30) days of receiving Tenant's notice exercising its rights under this Section 1, Landlord shall notify Tenant in writing of its decision to construct the New Building or not. If Tenant exercises its rights under this
Section 1 and Landlord elects to construct the New Building, then prior to Landlord being obligated to commence design and/or construction of such new building, Landlord and Tenant shall promptly enter into a new and separate lease for the New Building, with a minimum term of sixty (60) months, based upon then market-rate business terms ("Market Rate Business Terms"), as determined by Landlord and Tenant pursuant to the provisions set forth in Section 5 of this Rider, and otherwise on the terms and conditions set forth in the Form Lease.

        2. BUILDING 6 RIGHTS. Provided that Tenant is not then in default under the Lease, and subject to the relocation and expansion rights of now existing tenants in the Project or any rights granted by the Landlord to a third party to lease Building 6 (or portions thereof) pursuant a binding letter of intent entered into by Landlord prior to Tenant's exercise of its rights pursuant to this Section 2, Tenant shall have the following expansion rights related to then existing, unoccupied "shell" office space within the building designated as "Building 6" on Exhibit "B" to the Form Lease:

               (a) During the first two (2) years of the Lease Term, Tenant shall have the option to lease the entirety of Building 6 (or portions thereof), with such lease to be on the same terms and conditions as the Lease, except that: (i) the term of such lease shall be for a period of years such that the new lease is coterminous with the Lease Term; (ii) the tenant improvement allowance in the new lease shall be Twenty Five Dollars ($25.00) per rentable square foot, and (iii) the new lease shall not contain the provisions of this Expansion Rider.

               (b) At any time during the Lease Term after the first two (2) years, Tenant shall have the option to lease the entirety of Building 6 (of portions thereof), with such lease to be based upon the then Market Rate Business Terms as determined by Landlord and Tenant pursuant to the provisions set forth in Section 5 of this Rider, and otherwise on the terms and conditions set forth in the Form Lease.

If Tenant elects to exercise either of the options set forth in subsections "(a)" or "(b)" above, Tenant shall provide Landlord with written notice of such election. Subject to the relocation and expansion rights of now existing tenants in the Project, upon Landlord's receipt of Tenant's election notice, Landlord shall promptly contact Tenant to initiate the leasing process and thereafter both parties shall be obligated to diligently, and in good faith, negotiate and execute a new and separate lease for Building 6 (or portions thereof).



                                      EER-1

        3. EXISTING BUILDINGS. Provided that Tenant is not then in default under the Lease, and subject to the relocation, expansion and term extension rights of now existing tenants in the Project and Landlord's right to renew the lease of any existing tenant in its existing space, Tenant shall have a right of first negotiation for any space(s) which become available in any of the four (4) buildings in the Project identified as "Option Buildings" in Exhibit "B" to the Form Lease. If from time to time during the Lease Term, including any extensions thereof, there becomes available .for lease in the Project any space(s) located in any of the Option Buildings, then before leasing such space(s) to a third party Landlord shall first notify Tenant in writing of the availability of such space(s) and of the basic business terms on which Landlord is willing to lease such space(s). If Tenant, within ten (10) days after receipt of Landlord's notice of availability, notifies Landlord in writing of Tenant's agreement to lease such space(s) on the specified business terms, then Landlord shall lease such space to Tenant on the basic business terms set forth in Landlord's notice and otherwise on the terms and conditions set forth in the Form Lease, and the parties shall enter into a separate lease for such space(s) agreement incorporating such terms and conditions. If Tenant notifies Landlord that it does not wish to lease such spaces or if Tenant fails to commit to lease such space as provided above in writing within such ten (10)-day period, then Landlord shall have the right over the following six (6) month period to market and lease such space(s) to third parties on basic business terms which, on a net basis, are not materially more favorable to the prospective tenant(s) than those basic business terms set forth in Landlord's original notice of availability. The provisions of this Section 3 shall continue to apply to any additional space(s) in the Option Buildings that may subsequently become available for lease during the Lease Term, including any extensions thereof.

        4. CANCELLATION RIGHTS. From and after the beginning of the thirty-seventh (37th) full calendar month of the Lease Term and throughout the remainder of the initial Term, in the event that (in Tenant's reasonable business judgment) adequate expansion space is unavailable in the Project, either due to Landlord's rejection of Tenant's election to have Landlord construct a New Building pursuant to the provisions of Section 1 of this Expansion Rider and/or the unavailability of Building 6 for lease pursuant to the provisions of Section 2 of this Expansion Rider, then, provided that Tenant is not then in default under the Lease, Tenant shall have the right to cancel the Lease upon a minimum of one hundred eighty (180) days' written notice to Landlord. In the event that Tenant elects to terminate the Lease pursuant to this Section 4, Tenant shall pay to Landlord, on or before the effective date of such termination and in addition to any other amounts of Rent or other charges due to Landlord under the Lease, a cancellation charge equal to: (i) fifty percent (50%) of the then unamortized amount of the Tenant Improvements Allowance; plus (ii) one hundred percent (100%) of the then unamortized amount of the leasing commission on the Premises; plus (iii) the payment of two months Monthly Rent. Amortization of the Tenant Improvement Allowance and the leasing commission, for purposes of the preceding sentence shall be based upon a five
(5) year amortization at nine percent (9%) annual interest. If the Lease is terminated pursuant to this Section 4 of the Expansion Rider, the Lease Term shall terminate as of later of: (a) the termination date designated in Tenant's notice of termination; or (b) on the one hundred eighty first (181st) day following the date on which Landlord receives Tenant's cancellation notice. Tenant shall not have the right to cancel the Lease pursuant to this Section 4 at any time when Building Pads are available and Tenant has not exercised its rights to expand pursuant to Section 1 of this Expansion Rider. Furthermore, notwithstanding any other provision of this Expansion Rider to the contrary, the cancellation rights granted to Tenant under this Section 4 shall terminate immediately in the event that Tenant elects to have Landlord construct a New Building pursuant to Section 1 of this Expansion Rider and Landlord accepts such election.

        5. MARKET RATE BUSINESS TERMS. Landlord shall deliver to Tenant written notice of Landlord's determination of the Market Rate Business Terms within twenty (20) days after Landlord receives notice from Tenant exercising an expansion option. If Tenant disputes Landlord's determination of the Market Rate Business Terms as contained in Landlord's notice, Tenant shall notify Landlord in writing within ten (10) days of Tenant's receipt of Landlord's determination, and Tenant's notice shall further set forth Tenant's determination of the Market Rate Business Terms. Should Tenant fail to timely deliver to Landlord its determination of the Market Rate Business Terms, and should such failure continue for five (5) days after Landlord notifies Tenant in writing of such failure, such failure shall conclusively be deemed Tenant's approval of Landlord's determination. Should Tenant timely notify Landlord of Tenant's objection, Landlord and Tenant shall attempt to resolve their differences within five (5) days following Landlord's receipt of Tenant's objection notice. Should the parties be unable to timely resolve their differences, each party shall, within five (5) days thereafter, each at its own cost and by giving notice to the other party, appoint an M.A.I. appraiser with at least five (5) years full time office and industrial appraisal experience in the area in which the Premises are located to appraise and set the Market Rate Business Terms. If a party does not appoint an appraiser within said five (5) day period, the single appraiser appointed by the other party shall be the sole appraiser and shall set the Market Rate Business Terms. If an appraiser is appointed by each party, the two (2) appraisers shall meet promptly and attempt to mutually determine the Market Rate Business Terms. If the two (2) appraisers are unable to agree upon the Market Rate Business Terms within twenty (20) days, then: (i) if the difference between the two (2) appraisals is less than five percent (5%) (determined as a ratio of the larger appraisal), the appraisals shall be added together and divided by two, the quotient being the Market Rate Business Terms; or (ii) if the difference between the two (2) appraisals is greater than or equal to five percent (5%) (determined as a ratio of the larger appraisal), the appraisers shall select a third appraiser meeting the qualifications stated above within five (5) days after the last day the two appraisers are given to set the Market Rate Business Terms. If the two appraisers are unable to agree on the third appraiser, either party may petition the Orange County Superior Court for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one-half (1/2) of the third appraiser's fees and charges. Within twenty (20) days after the selection of the third appraiser, the three (3) appraisers shall independently determine the Market Rate Business Terms. The



                                            EER-2
average of the two (2) appraisals nearest in value to each other shall conclusively be deemed to be the Market Rate Business Terms. The Market Rate Business Terms for the option premises shall be determined by taking into account the highest and best use of such expansion premises.

        IN WITNESS WHEREOF, this Expansion Rider is executed by the parties as of the date first above written.


LANDLORD:                                  TENANT:

LAGUNA CANYON, INC. a                      BROADCOM CORPORATION, a
California corporation                     California corporation


By:                                        By:
  -----------------------------------         ----------------------------------
Name: Thomas A. Mitchell                   Name: Scott C. Davis
     --------------------------------           --------------------------------
Its:    Vice President                     Its:   CFO
    ---------------------------------          ---------------------------------
                                                          4/27/95



                                      EER-3